Exhibit 99.3

Exhibit B

STOCK PURCHASE AGREEMENT

-by and among-

SUN MACKIE, LLC

a Delaware limited liability company,

MACKIE DESIGNS INC.,

a Washington corporation,

GREGORY MACKIE, on behalf of himself and as the sole trustee of the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust,
the Kathleen Staples Irrevocable Trust and the Christine Radke Irrevocable Trust

and

C. MARCUS SORENSON and JUDITH B. SORENSON, as co-trustees of the Children of Matthew Adam Sorenson Irrevocable Trust, the Children of
Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker
Irrevocable Trust, the Matthew Adam Sorenson Irrevocable Trust, the Karen Marie
Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust and the
Sorenson Family Trust

Dated: January 16, 2003

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS

ARTICLE II PURCHASE AND SALE OF SHARES; CONSIDERATION; CLOSING
2.1	Purchase and Sale of Company Shares.
2.2	Purchase and Sale of Mackie Shares.
2.3	Purchase and Sale of Sorenson Shares.
2.4	Payment of the Purchase Price.
2.5	Closing.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
3.1	Organization.
3.2	Authorization; Noncontravention.
3.3	Litigation.
3.4	Private Placement.
3.5	Legends.
3.6	Brokers and Finders.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MACKIE AND SORENSON
4.1	Title to Shares.
4.2	Authorization; Noncontravention.
4.3	Legal Proceedings.
4.4	Brokers and Finders.
4.5	Trust Authority.
4.6	Disclaimer of Company Representations and Warranties.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY
5.1	Corporate Organization.
5.2	Authorization; Noncontravention.
5.3	Capitalization.
5.4	Officers and Directors.
5.5	SEC Reports.
5.6	Financial Information.
5.7	No Undisclosed Liabilities.

i

5.8	Inventory and Supplies.
5.9	Accounts Receivable.
5.10	Property.
5.11	Contracts.
5.12	Intellectual Property.
5.13	Legal Proceedings.
5.14	Licenses and Compliance with Law.
5.15	Environmental Matters.
5.16	Labor and Employment Matters.
5.17	Taxes.
5.18	Employee Benefit Plans.
5.19	Relationships with Customers and Suppliers.
5.20	Absence of Changes.
5.21	Insurance.
5.22	Affiliate Transactions.
5.23	Bank Accounts.
5.24	Product Warranties, Defects and Liabilities.
5.25	Accounts Payable and Accrued Expenses.
5.26	Brokers and Finders.

ARTICLE VI COVENANTS
6.1	General.
6.2	Maintenance of Business.
6.3	Operation of Business.
6.4	Access.
6.5	No-Shop.
6.6	Notification of Certain Matters.
6.7	Schedules.

ARTICLE VII CONDITIONS PRECEDENT TO THE TRANSACTION
7.1	Conditions Precedent to the Purchaser’s Obligation to Close.
7.2	Conditions Precedent to the Company’s Obligation to Close.
7.3	Conditions Precedent to the Mackie Sellers’ Obligation to Close.
7.4	Conditions Precedent to the Sorenson Sellers’ Obligation to Close.

ARTICLE VIII INDEMNIFICATION
8.1	By the Company.
8.2	By the Purchaser.
8.3	By the Mackie Sellers and the Sorenson Sellers.
8.4	Indemnification Amounts.
8.5	Notice of and Defense Against Claims.
8.6	Satisfaction of Indemnification Obligations.

ARTICLE IX TERMINATION
9.1	Termination by Mutual Consent.
9.2	Termination by the Purchaser.
9.3	Termination by the Company.
9.4	Effect of Termination.

ARTICLE X MISCELLANEOUS
10.1	Further Assurances.
10.2	Publicity.
10.3	Confidentiality.
10.4	No Waiver.
10.5	Entire Agreement.
10.6	Governing Law; Arbitration.
10.7	Assignment.
10.8	Fees and Expenses.
10.9	Amendment and Waiver.
10.10	Paragraph Headings.
10.11	Notices.
10.12	Unenforceability, Severability.
10.13	Specific Performance.
10.14	Counterparts.

Schedules

Schedule 4.1	Title of Mackie and Sorenson
Schedule 4.4	Brokers and Finders of Mackie and Sorenson
Schedule 5.1	Corporate Organization
Schedule 5.2	Authorization; Noncontravention
Schedule 5.3	Capitalization
Schedule 5.4	Officers and Directors
Schedule 5.5	SEC Reports
Schedule 5.7	Undisclosed Liabilities
Schedule 5.8	Inventory
Schedule 5.9	Accounts Receivable
Schedule 5.10	Property
Schedule 5.11	Contracts
Schedule 5.12	Intellectual Property
Schedule 5.13	Legal Proceedings
Schedule 5.14	Compliance With Law
Schedule 5.15	Environmental Matters
Schedule 5.16	Labor and Employment Matters
Schedule 5.17	Taxes
Schedule 5.18	Employee Benefit Plans
Schedule 5.19	Customers and Suppliers
Schedule 5.20	Absence of Changes
Schedule 5.21	Insurance
Schedule 5.22	Affiliate Transactions
Schedule 5.23	Bank Accounts
Schedule 5.24	Product Warranties
Schedule 5.25	Accounts Payable
Schedule 5.26	Brokers and Finders of the Company
Schedule 7.1(m)	Officer Appointments

Exhibits

Exhibit A	Amended and Restated Bylaws
Exhibit B	Shareholders Agreement
Exhibit C	Registration Rights Agreement
Exhibit D	Consulting Agreement
Exhibit E	Management Services Agreement

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 16th day of January, 2003, by and among SUN MACKIE, LLC, a Delaware limited liability company (the “Purchaser”), MACKIE DESIGNS INC., a Washington corporation (the “Company”), GREGORY MACKIE (“Mackie”), on behalf of himself and as sole trustee of the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust, the Christine Radke Irrevocable Trust, and the Kathleen Staples Irrevocable Trust, and C. MARCUS SORENSON and JUDITH B. SORENSON (together, “Sorenson”), as co-trustees of the Children of Mathew Adam Sorenson Irrevocable Trust, the Children of Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker Irrevocable Trust, the Mathew Adam Sorenson Irrevocable Trust, the Karen Marie Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust, and the Sorenson Family Trust.  Capitalized terms not defined when used are defined in Article I hereof.

WHEREAS, the Company desires to sell 2,391,012 shares of its Common Stock to the Purchaser on the terms and subject to the conditions set forth herein;

WHEREAS, the Mackie Sellers desire to sell 4,884,800 shares of the Common Stock of the Company to the Purchaser on the terms and subject to the conditions set forth herein;

WHEREAS, the Sorenson Sellers desire to sell 2,550,000 shares of the Common Stock of the Company to the Purchase on the terms and subject to the conditions set forth herein; and

WHEREAS, the Purchaser desires to purchase such shares of Common Stock from the Company, the Mackie Sellers and the Sorenson Sellers on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

ARTICLE I

DEFINED TERMS

As used in this Agreement, the following terms have the following meanings:

“Affiliate” with respect to any Person, means any Person controlling, controlled by or under common control with such Person.

“Articles of Incorporation” means the Restated Articles of Incorporation of the Company.

“Balance Sheet” has the meaning given to such term in Section 5.6 of this Agreement.

“Balance Sheet Date” has the meaning given to such term in Section 5.6 of this Agreement.

“Bylaws” means the Amended and Restated Bylaws of the Company attached as Exhibit A.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and all rules and regulations issued thereunder.

“Children of Karen Marie Lopez Irrevocable Trust” means the trust created by that certain instrument dated July 19, 1995 of which C. Marcus Sorenson and Judith B. Sorenson are co-trustees.

“Children of Kimberly Kaye Parker Irrevocable Trust” means the trust created by that certain instrument dated July 19, 1995 of which C. Marcus Sorenson and Judith B. Sorenson are co-trustees.

“Children of Mathew Adam Sorenson Irrevocable Trust” means the trust created by that certain instrument dated July 19, 1995 of which C. Marcus Sorenson and Judith B. Sorenson are co-trustees.

“Christine Radke Irrevocable Trust” means the trust created by that certain instrument dated June 12, 1995, of which Gregory C. Mackie is the sole trustee.

“Claim Notice” has the meaning given to such term in Section 8.5 of this Agreement.

“Clair Mackie Irrevocable Trust” means the trust created by that certain instrument dated June 12, 1995 of which Gregory C. Mackie is the sole trustee.

“Closing” has the meaning given to such term in Section 2.5 of this Agreement.

“Closing Date” has the meaning given to such term in Section 2.5 of this Agreement.

“COBRA” has the meaning given to such term in Section 5.18 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock, no par value, of the Company.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Benefit Plans” has the meaning given to such term in Section 5.18 of this Agreement.

“Company Deductible” has the meaning given to such term in Section 8.4 of this Agreement.

“Company Purchase Price” has the meaning given to such term in Section 2.1 of this Agreement.

“Company Shares” has the meaning given to such term in Section 2.1 of this Agreement.

“Company Transaction” means any (a) recapitalization, reorganization, liquidation, dissolution or demerger of the Company or any of its Subsidiaries, (b) any sale of all or any substantial portion of the assets of the Company and its Subsidiaries, (c) any merger or other business combination involving the Company and its Subsidiaries or (d) any sale by the Company, any of its Subsidiaries, any of the Mackie Sellers or any of the Sorenson Sellers of any of the capital stock of or other equity interests in the Company or its Subsidiaries, other than by the Company pursuant to employee stock options issued under the Company Benefit Plans.

“Dispute Notice” has the meaning given to such term in Section 8.5 of this Agreement.

“EAW Deductible” has the meaning given to such term in Section 8.4(b) of this Agreement.

“EAW Fire Litigation” means any Proceeding arising out of or in connection with the fire that occurred on or about October 9, 1996 at the Company’s and its Subsidiaries’ facility in Whitinsville, MA, including without limitation those Proceedings commonly referred to as The Travelers Indemnity Company, as subrogee of Whitinsville Redevelopment, et al. v. Greene Systems, Inc., et al. (Civil Action Nos. 97-0922B) and Continental Casualty Company, as subrogee of Eastern Acoustic Works, Inc. v. Whitinsville Redevelopment Trust, et al. (Civil Action Nos. 97-1982C), which are current pending in the courts of the State of Massachusetts.

“Environmental and Safety Requirements” means all federal, state, local and foreign statutes, laws, rules, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substances (including without limitation CERCLA and analogous state laws), each as amended or in effect prior to, on or after Closing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations issued thereunder.

“Escrow Agreement” means the Stock Escrow Agreement, dated as of December 18, 2002, by and among the Company, the Mackie Sellers, the Sorenson Sellers and Sun Capital Acquisition Corp., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations issued thereunder.

“Executive Officers” means the officers and executive employees of the Company and its Subsidiaries, whose names and titles are set forth on Schedule 5.4.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Hazardous Substances” means any pollutants, contaminants or chemicals, and any industrial, toxic or otherwise hazardous materials, substances or wastes with respect to which Liability or standards of conduct are imposed under any Environmental and Safety Requirements, including without limitation, noise, odors, radiation, petroleum and petroleum-related substances, products, by-products and wastes, asbestos, urea formaldehyde and lead-based paint.

“Indebtedness” means, at a particular time, without duplication, (i) any obligation for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any obligation evidenced by any note, bond, debenture or other debt security, (iii) any obligation for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any obligation guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized or synthetic leases (in accordance with GAAP) with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any obligation secured by a Lien on a Person’s assets, and (viii) any fees, penalties, premiums or accrued and unpaid interest with respect to the foregoing (in the case of prepayments or otherwise).

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) patents, patent applications, patent disclosures and inventions; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, slogans, logos and corporate names and all translations, adaptations, derivations and combinations of the foregoing and registrations and applications for registration thereof together with all of the goodwill associated therewith; (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software (including, without limitation, source code, executable code, data, databases and documentation); (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know–how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information); (vii) other material intellectual property rights; and (viii) copies and tangible embodiments thereof (in whatever form or medium).

“IRS” has the meaning given to such term in Section 5.18 of this Agreement.

“Karen Marie Lopez Irrevocable Trust” means the trust created by that certain instrument dated July 19, 1995 of which C. Marcus Sorenson and Judith B. Sorenson are co-trustees.

“Kathleen Staples Irrevocable Trust” means the trust created by that certain instrument dated June 12, 1995 of which Gregory C. Mackie is the sole trustee.

“Key Employees” shall mean those employees of the Company and its Subsidiaries listed on Schedule 5.16.

“Kimberly Kaye Parker Irrevocable Trust” means the trust created by that certain instrument dated July 19, 1995 of which C. Marcus Sorenson and Judith B. Sorenson are co-trustees.

“Knowledge”, with respect to the Company, means the knowledge of any director or Executive Officer of the Company and its Subsidiaries, including facts of which directors and officers, in the reasonably prudent exercise of their duties, should be aware.

“Latest Balance Sheet” has the meaning given to such term in Section 5.6 of this Agreement.

“Latest Balance Sheet Date” has the meaning given to such term in Section 5.6 of this Agreement.

“Leased Real Property” has the meaning given to such term in Section 5.10 of this Agreement.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when or by whom asserted), including, without limitation, any liability for Taxes.

“Lien” means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, Tax, security agreement, easement, covenant, restriction or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

“Losses” means any loss, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

“Mackie” has the meaning given to such term in the preamble to this Agreement.

“Mackie Purchase Price” has the meaning given to such term in Section 2.2 of this Agreement.

“Mackie Sellers” means Mackie, the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust, the Christine Radke Irrevocable Trust, and the Kathleen Staples Irrevocable Trust.

“Mackie Shares” means 4,884,800 Common Shares being sold by the Mackie Sellers in the following amounts:

Seller	No. of Shares Being Sold

Mackie	4,708,086

Clair Mackie Irrevocable Trust	42,857

Nathalia Mackie Irrevocable Trust	42,857

Christine Radke Irrevocable Trust	45,500

Kathleen Staples Irrevocable Trust	45,500

“Mackie/Sorenson Deductible” has the meaning given to such term in Section 8.4 of this Agreement.

“Material Adverse Effect” or “Material Adverse Change” means a material and adverse effect, change or development upon the business or the operations, assets, Liabilities, financial condition, value, business prospects, operating results, cash flow, net worth or employee, customer or supplier relations of the Company and its Subsidiaries, taken as a whole.

“Mathew Adam Sorenson Irrevocable Trust” means the trust created by that certain instrument dated July 19, 1995 of which C. Marcus Sorenson and Judith B. Sorenson are co-trustees.

“Nathalia Mackie Irrevocable Trust” means the trust created by that certain instrument dated June 12, 1995 of which Gregory C. Mackie is the sole trustee.

“Owned Real Property” has the meaning given to such term in Section 5.10 of this Agreement.

“Permit” means any permit, certificate, license, approval, registration or authorization issued pursuant to any federal, state, local or foreign law, rule or regulation.

“Permitted Liens” means: (a) real estate taxes, assessments and other governmental levies, fees or charges imposed which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts which are not due and payable and which would not, individually or in the aggregate, have a Material Adverse Effect; (c) zoning, building codes and other land use laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over the Real Property which are not violated by the current use or occupancy of the Real Property or the operation of the Company’s and its Subsidiaries’ business thereon; and (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to the Real Property which do not or would not materially impair the use or occupancy of the Real Property in the operation of the Company’s and its Subsidiaries’ business conducted thereon.

“Person” includes, but is not limited to, any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

“Pre-Closing Period” shall mean any Tax period ending on or before the Closing Date and, in the case of any Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period through and including the Closing Date.

“Preferred Stock” means the Preferred Stock, no par value, of the Company.

“Proceeding” means any action, suit, proceeding, claim, arbitration, charge, complaint, inquiry, audit, investigation or request for information.

“Purchaser” has the meaning given to such term in the preamble to this Agreement.

“Purchaser Deductible” has the meaning given to such term in Section 8.4 of this Agreement.

“Purchaser Directors” has the meaning given to such term in Section 7.1(m) of this Agreement.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance or pollutant or contaminant).

“SEC Documents” has the meaning given to such term in Section 5.5 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations issued thereunder.

“Senior Indebtedness” means the Indebtedness of the Company and its Subsidiaries incurred pursuant to the Amended and Restated Credit Agreement, dated as of April 30, 2002, by and between the Company and U.S. Bank, National Association, including any renewals, extensions, refinancings, deferrals, restructurings, amendments and modifications thereof.

“Shares” means the Company Shares, the Mackie Shares and the Sorenson Shares.

“Sorenson” has the meaning given to such term in the preamble to this Agreement.

“Sorenson Family Trust” means the trust created by that certain instrument dated July 24, 1989 of which C. Marcus Sorenson and Judith B. Sorenson are co-trustees.

“Sorenson Purchase Price” has the meaning given to such term in Section 2.3 of this Agreement.

“Sorenson Sellers” means the Children of Mathew Adam Sorenson Irrevocable Trust, the Children of Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker Irrevocable Trust, the Mathew Adam Sorenson Irrevocable Trust, the Karen Marie Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust and the Sorenson Family Trust.

“Sorenson Shares” means 2,550,000 Common Shares being sold by the Sorenson Sellers in the following amounts:

Seller	No. of Shares Being Sold

Children of Matthew Adam Sorenson Irrevocable Trust	43,700

Children of Karen Marie Lopez Irrevocable Trust	43,700

Children of Kimberly Kaye Parker Irrevocable Trust	43,700

Matthew Adam Sorenson Irrevocable Trust	116,400

Karen Marie Lopez Irrevocable Trust	116,400

Kimberly Kaye Parker Irrevocable Trust	116,400

Sorenson Family Trust	2,069,700

“Subsidiary” of a Person means any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (B) such Person is a general partner, managing member or managing director of such partnership, limited liability company, association or other entity.

“SWDA” means the Solid Waste Disposal Act.

“Tax” and, with correlative meaning, “Taxes” mean with respect to any Person (a) all federal, state, local, foreign and other taxes, assessments or other government charges, including, without limitation, any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, intangibles, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property (real and personal), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, charge, or tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign) and (b) Liability for the payment of any amounts of the type described in clause (a) above relating to any other Person as a result of being party to any agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated, consolidated, combined, unitary or other group with such other Person.

“Tax Authority” means any governmental authority responsible for the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Tax Proceeding” means any Proceeding related to Taxes.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Transaction Documents” means this Agreement, the Shareholders Agreement attached as Exhibit B, the Registration Rights Agreement attached as Exhibit C, the Consulting Agreement attached as Exhibit D and the Management Services Agreement attached as Exhibit E.

ARTICLE II

PURCHASE AND SALE OF SHARES; CONSIDERATION; CLOSING

2.1                                 Purchase and Sale of Company Shares.

(a)                                  Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser at the Closing, and the Purchaser hereby agrees to purchase, accept and acquire from the Company at the Closing, 2,391,012 shares (the “Company Shares”) of the Company’s Common Stock, free and clear of all Liens.

(b)                                 As consideration in full for its acquisition of the Company Shares, the Purchaser shall pay $2.63 per share, for an aggregate purchase price of $6,282,600 (the “Company Purchase Price”).

2.2                                 Purchase and Sale of Mackie Shares.

(a)                                  Subject to the terms and conditions set forth in this Agreement, the Mackie Sellers hereby agree to sell, transfer, convey, assign and deliver to the Purchaser at the Closing, and the Purchaser hereby agrees to purchase, accept and acquire from the Mackie Sellers at the Closing, the Mackie Shares, free and clear of all Liens.

(b)                                 As consideration in full for its acquisition of the Mackie Shares, the Purchaser shall pay $0.50 per share, for an aggregate purchase price of $2,442,400 (the “Mackie Purchase Price”).

2.3                                 Purchase and Sale of Sorenson Shares.

(a)                                  Subject to the terms and conditions set forth in this Agreement, the Sorenson Sellers hereby agree to sell, transfer, convey, assign and deliver to the Purchaser at the Closing, and the Purchaser hereby agrees to purchase, accept and acquire from the Sorenson Sellers at the Closing, the Sorenson Shares, free and clear of all Liens.

(b)                                 As consideration in full for its acquisition of the Sorenson Shares, the Purchaser shall pay $0.50 per share, for an aggregate purchase price of $1,275,000 (the “Sorenson Purchase Price”).

2.4                                 Payment of the Purchase Price.  At the Closing, the Purchaser shall cause the Company Purchase Price, the Mackie Purchase Price and the Sorenson Purchase Price to be paid by wire transfer of immediately available funds to accounts specified by the Company, the Mackie Sellers and the Sorenson Sellers, as applicable.  The Company, the Mackie Sellers and the Sorenson Sellers shall provide the Purchaser with wire transfer instructions for such accounts no later than three (3) business days prior to the Closing Date.  At the Closing, the Company, the Mackie Sellers and the Sorenson Sellers shall deliver or cause to be delivered to the Purchaser the certificates representing the Company Shares, the Mackie Shares and the Sorenson Shares, as applicable, duly endorsed in blank or accompanied by duly executed stock powers, with appropriate transfer stamps (if any) affixed thereto.

2.5                                 Closing.  Subject to the fulfillment of the conditions precedent set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Holland & Knight LLP, 2600 Pike Tower, 520 Pike Street, Seattle, Washington  98101, at 10:00 am Pacific Time on a date that is no later than one business day after the date on which the conditions precedent set forth herein have been satisfied or waived (other than conditions to be satisfied on the Closing Date) (such date, the “Closing Date”), or at such other time, date or location as mutually agreed upon by the parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, the Mackie Sellers and the Sorenson Sellers as follows:

3.1                                 Organization. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power to own its assets and to carry on its business as it is now being conducted.  The Purchaser has the full power and authority to execute and deliver this Agreement and the other agreements and instruments contemplated herein and to perform its obligations hereunder and thereunder.

3.2                                 Authorization; Noncontravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Purchaser and no other act or proceeding on the part of the Purchaser is necessary to authorize the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.  The Purchaser is not subject to nor obligated under its certificate of formation or operating agreement, or any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby.

3.3                                 Litigation. There are no actions or suits against the Purchaser pending, or to the knowledge of the Purchaser, threatened which seek to, and the Purchaser is not subject to any judgments, decrees or orders which, individually or in the aggregate, would, enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Purchaser from, complying with the terms and provisions of this Agreement.

3.4                                 Private Placement.

(a)                                  The Purchaser understands that the offering and sale to the Purchaser of the Company Shares by the Company, the Mackie Shares by the Mackie Sellers and the Sorenson Shares by the Sorenson Sellers are intended to be exempt from registration under the Securities Act.

(b)                                 The Company Shares, the Mackie Shares and the Sorenson Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act.

(c)                                  The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company Shares, the Mackie Shares and the Sorenson Shares, and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

(d)                                 The Purchaser is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

3.5                                 Legends.  The Purchaser understands that each instrument evidencing the Company Shares, the Mackie Shares and the Sorenson Shares may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM.”

3.6                                 Brokers and Finders.  The Purchaser has not employed any broker, agent or finder or agreed to incur any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MACKIE AND SORENSON

The Mackie Sellers and the Sorenson Sellers hereby represent to the Purchaser, severally but not jointly and only for themselves and for no other Person, as follows:

4.1                                 Title to Shares.

(a)                                  The Mackie Sellers and the Sorenson Sellers are the record owners of, and have good and marketable title to, all of the Mackie Shares and the Sorenson Shares, respectively, free and clear of all Liens (other than the Escrow Agreement).  All of the Mackie Shares and the Sorenson Shares have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by each of the Mackie Sellers and the Sorenson Sellers, as applicable.  At the Closing, the Mackie Sellers and the Sorenson Sellers shall sell to the Purchaser good and marketable title to the Mackie Shares and the Sorenson Shares, as applicable, free and clear of all Liens.  There are no agreements between the Mackie Sellers or the Sorenson Sellers or any of them, on the one hand, and any other Person, on the other hand, with respect to the voting or transfer of the Mackie Shares or the Sorenson Shares or both.

(b)                                 As of the date hereof, the Mackie Sellers are the record owners of 5,075,465 shares of Common Stock.  As of the date hereof, the Sorenson Sellers are the record owners of 2,550,000 shares of Common Stock.  Except as set forth in this Section 4.1(b) and as set forth on Schedule 4.1, neither the Mackie Sellers nor the Sorenson Sellers have any interest in any of the capital stock or other securities of the Company (including, without limitation, any options, warrants, contract rights or similar rights).

4.2                                 Authorization; Noncontravention.  This Agreement has been duly executed and delivered by the Mackie Sellers and the Sorenson Sellers and this Agreement constitutes a valid and binding obligation of the Mackie Sellers and the Sorenson Sellers, enforceable in accordance with its terms.  The Mackie Sellers and the Sorenson Sellers are not subject to nor obligated under any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by the Mackie Sellers and the Sorenson Sellers or the consummation by the Mackie Sellers and the Sorenson Sellers of the transactions contemplated hereby.

4.3                                 Legal Proceedings.  There are no actions or suits against any of the Mackie Sellers or the Sorenson Sellers pending, or to the knowledge of the Mackie Sellers or the Sorenson Sellers, threatened which seek to, and the Mackie Sellers and the Sorenson Sellers are not subject to any judgments, decrees or orders which, individually or in the aggregate, would, enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Mackie Sellers and the Sorenson Sellers from, complying with the terms and provisions of this Agreement.

4.4                                 Brokers and Finders.  Neither the Mackie Sellers nor the Sorenson Sellers has employed any broker, agent or finder or agreed to incur any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated hereby, except as set forth on Schedule 4.4 hereto.

4.5                                 Trust Authority.  Mackie, as sole trustee, has full authority to act on behalf of the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust, the Christine Radke Irrevocable Trust and the Kathleen Staples Irrevocable Trust to sell their portions of the Mackie Shares, and no consent is required of any other Person for Mackie to enter into this Agreement and consummate the proposed transaction on behalf of the Mackie Sellers.  Sorenson, as co-trustees, has full authority to act on behalf of the Children of Mathew Adam Sorenson Irrevocable Trust, the Children of Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker Irrevocable Trust, the Mathew Adam Sorenson Irrevocable Trust, the Karen Marie Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust and the Sorenson Family Trust to sell their portions of the Sorenson Shares, and no consent is required of any other Person for Sorenson to enter into this Agreement and consummate the proposed transaction on behalf of the Sorenson Sellers..

4.6                                 Disclaimer of Company Representations and Warranties.  Notwithstanding anything herein to the contrary, the Mackie Sellers and the Sorenson Sellers expressly disclaim any and all  representations and warranties of the Company. No implied representation is intended or anticipated nor shall one arise by virtue of this Agreement.  The Purchaser represents and warrants that it is relying solely upon the Company for the representations that Company makes as part of this Agreement and the Purchaser shall not look to the Mackie Sellers and or the Sorenson Sellers on any theory of a duty to speak, allegations of concealment or otherwise, with respect thereto or for any other duty of disclosure.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

5.1                                 Corporate Organization.

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, with full corporate power and authority to own its assets and to conduct its business, as such business is now being conducted.  The Company is duly qualified or licensed to conduct its business and is in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, using or holding of its properties makes such qualification or good standing necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Schedule 5.1 sets forth each jurisdiction in which the Company is qualified to do business as a foreign corporation.

(b)                                 Schedule 5.1 sets forth each direct and indirect Subsidiary of the Company, together with its jurisdiction of incorporation or formation.  Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with full power and authority to own its assets and to conduct its business, as such business is now being conducted, and no Subsidiary of the Company is subject to any liquidation, insolvency or bankruptcy proceedings.  Each Subsidiary of the Company is duly qualified or licensed to conduct its business and is in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, using or holding of its properties makes such qualification or good standing necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Schedule 5.1 sets forth each jurisdiction in which each Subsidiary of the Company is qualified to do business as a foreign corporation.

(c)                                  Except as set forth on Schedule 5.1, no Person other than the Company or a Subsidiary of the Company owns or has any agreement to buy any shares of capital stock or other equity interests in any Subsidiary of the Company.  Except as set forth on Schedule 5.1, neither the Company nor any Subsidiary of the Company owns or has any agreement to buy any shares of capital stock or other equity interests in any Person (other than a Subsidiary of the Company).

5.2                                 Authorization; Noncontravention. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company is a party have been duly authorized by the Company, and no other corporate act or other proceeding on the part of the Company, its board of directors or shareholders is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which the Company is a party, when executed and delivered by the Company, in accordance with the terms hereof and thereof, shall constitute a valid and binding obligation of the Company, enforceable against it in accordance with their terms.  Except as set forth on Schedule 5.2, the execution and delivery by the Company of the Transactions Documents and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) result in the creation of any Lien upon the Company’s capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency (other than with respect to applicable exemptions under applicable securities laws) pursuant to the Company’s or any of its Subsidiaries’ articles of incorporation, bylaws or other similar constituent documents, or any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject, or any agreement, instrument, license, permit, order, judgment or decree to which the Company or any of its Subsidiaries is subject.  Without limiting the generality of the foregoing, the execution and delivery by the Company of the Transactions Documents and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with any domestic or foreign governmental body or agency responsible for the enforcement of competition, antitrust or pre-merger notification laws.  Neither the Company nor any of its Subsidiaries is a party to or bound by any written or oral agreement or understanding with respect to a Company Transaction other than this Agreement, and the Company and its Subsidiaries have terminated all discussions with other Persons (other than with the Purchaser and its Affiliates) regarding any Company Transaction.

5.3                                 Capitalization.

(a)                                  The entire authorized capital stock of the Company consists solely of (i) 40,000,000 shares of Common Stock, of which 12,555,622 shares are issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, none of which are issued and outstanding.  All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued (including, without limitation, issued in compliance with all applicable securities laws), fully paid and non-assessable.

(b)                                 Except as set forth on Schedule 5.3 hereto, there are no outstanding options, warrants, rights to acquire or subscribe to, or calls or commitments of any character whatsoever to which the Company is a party or may be bound, requiring the issuance or sale of shares of any class of capital stock or other equity securities in the Company or securities or rights convertible into or exchangeable for such shares or other equity securities in the Company, and there are no contracts, commitments, understandings or arrangements for which the

Company is or may become bound to issue additional shares of capital stock or other equity securities or options, warrants or rights to acquire or subscribe to any additional shares of any class of capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities in the Company.  None of the issued and outstanding Common Stock has been issued in violation of any purchase option, call, right of first refusal, preemptive, subscription, or similar right under any provision of applicable law, the Articles of Incorporation or Bylaws of the Company, or any contract, agreement or instrument to which the Company is subject or by which it is bound (other than this Agreement).  The Company is not a party to any agreement granting to any Person any stock appreciation or other similar right with respect to the capital stock or other equity securities of the Company.  To the Company’s Knowledge, there is no existing arrangement that requires or permits any shares of the capital stock of the Company to be voted by or at the discretion of anyone other than the record owner thereof and there are no proxies providing for such a voting arrangement.  Except for restrictions imposed by applicable securities laws, there are no restrictions of any kind on the transfer of any of the outstanding shares of capital stock of the Company.

(c)                                  As a result of the transactions contemplated by this Agreement, after the Closing hereunder, (i) the Purchaser shall own sixty-six percent (66%) of the issued and outstanding Common Stock of the Company and (ii) the Purchaser shall own fifty-two percent (52%) of the Common Stock of the Company, assuming the full conversion and exercise of all outstanding securities or instruments (whether or not currently vested, convertible or exercisable) convertible or exercisable into shares of Common Stock.

5.4                                 Officers and Directors.  Schedule 5.4 sets forth each Executive Officer and director of the Company and each Subsidiary of the Company, including their titles.  All of the directors of the Company listed on Schedule 5.4 are Continuing Directors, as such term is defined in the Articles of Incorporation.

5.5                                 SEC Reports.

(a)                                  Except as set forth on Schedule 5.5, the Company has filed all required forms, reports and documents with the Commission since January 1, 2001, including all exhibits thereto (collectively, the “SEC Documents”), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed.  Except as set forth on Schedule 5.5, none of the SEC Documents (as of their respective filing dates or, if amended, as of the date of the last such amendment filed prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading.

(b)                                 To the Company’s Knowledge, there are no facts that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and that have not been disclosed in the SEC Documents or this Agreement (including the Schedules hereto) other than the transactions contemplated hereby.

(c)                                  None of the Subsidiaries of the Company is now, or has in the past been, required to file any forms, reports or documents with the Commission or any similar foreign agency responsible for the enforcement of securities laws in the applicable jurisdiction.

5.6                                 Financial Information. The audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1999, 2000 and 2001 (said December 31, 2001 balance sheet being referred to herein as the “Balance Sheet” and December 31, 2001 being referred to herein as the “Balance Sheet Date”) and the related audited consolidated statements of operations, cash flows and shareholders’ equity of the Company and its Subsidiaries for the twelve-month periods then ended, together with the notes and schedules thereto and accompanied by the reports thereon of KPMG LLP, a copy of each of which has been delivered to the Purchaser, fairly present the financial condition of the Company and its Subsidiaries as of the respective dates of such balance sheets and the results of their operations, cash flows and shareholders’ equity for the periods covered by such statements and have been prepared in accordance with GAAP.  The unaudited consolidated balance sheet of the Company and its Subsidiaries at September 30, 2002 (said balance sheet being referred to herein as the “Latest Balance Sheet” and September 30, 2002 being referred to herein as the “Latest Balance Sheet Date”) and the related unaudited consolidated statement of operations, cash flows and shareholders’ equity of the Company and its Subsidiaries for the nine-month period then ended, a copy of each of which has been delivered to the Purchaser, fairly present the financial condition of the Company and its Subsidiaries and the results of their operations, cash flows and shareholders’ equity as of the date and for the nine-month period then ended, and have been prepared in accordance with GAAP, except that they do not contain all the footnote disclosures required by GAAP and except for normal year-end audit adjustments (none of which would, individually or in the aggregate, to the Knowledge of the Company, be material).

5.7                                 No Undisclosed Liabilities. Except as set forth on Schedule 5.7, the Company and its Subsidiaries do not have any Liabilities, other than those set forth in the Latest Balance Sheet and those incurred thereafter in the ordinary course of business consistent with past practice (other than Liabilities for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit).  Other than the Senior Indebtedness and except as set forth on Schedule 5.7, the Company and its Subsidiaries have not incurred any Indebtedness that is currently outstanding.

5.8                                 Inventory and Supplies.  Except as set forth on Schedule 5.8, all the inventory of the Company and its Subsidiaries was acquired in the ordinary course of business and consists of items that are good and merchantable and of a quality and quantity usable and saleable in the ordinary course of business, except to the extent of reserves, allowances and write-downs reflected in the Latest Balance Sheet.  Inventories are stated at the lower of market or standard cost, which approximates actual cost on a first-in, first-out method.  Except as set forth on Schedule 5.8, the Company and its Subsidiaries have good and marketable title to each item of inventory, free and clear of all Liens.

5.9                                 Accounts Receivable.  Except as set forth on Schedule 5.9, all accounts and notes receivable reflected on the Latest Balance Sheet, net of allowances for doubtful accounts as reflected on the Latest Balance Sheet and as determined in accordance with GAAP,

(a) are or shall be valid and current (and not subject to any valid counterclaims or setoffs) and (b) resulted from a bona fide sale to a customer in the ordinary course of business on commercially reasonable terms, the amount of which was actually due on the date thereof and (c) are or shall be current and collectible at the aggregate recorded amount therefor as shown on the Latest Balance Sheet.  Except as set forth on Schedule 5.9, the Company and its Subsidiaries have good and marketable title to each such account and note receivable, free and clear of all Liens.

5.10                           Property.

(a)                                  Real Property Leases. Schedule 5.10 contains a description of all real property leased, licensed to or otherwise used or occupied by the Company and its Subsidiaries (collectively, the “Leased Real Property”) including, where available, the address thereof, the annual fixed rental, the expiration of the term, any extension options and any security deposits.  A true and correct copy of each such lease, license and/or occupancy agreement, and any amendments thereto, with respect to the Leased Real Property (each a “Real Property Lease”, and collectively, the “Real Property Leases”) has been delivered to the Purchaser, and no changes have been made thereto since the date of delivery. All of the Leased Real Property is used or occupied by the Company or a Subsidiary of the Company pursuant to a Real Property Lease.  The Company or a Subsidiary of the Company has a valid and enforceable leasehold interest in the Leased Real Property, free and clear of all Liens, other than Permitted Liens.  Each Real Property Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect.  There are no existing defaults or material breaches by the Company or its Subsidiaries or, to the Knowledge of the Company, the lessor under any of the Real Property Leases and, to the Knowledge of the Company, no event has occurred which (with notice, lapse of time or both) could reasonably be expected to constitute a default or material breach under any of the Real Property Leases by any party or give any party the right to terminate, accelerate or materially modify any Real Property Lease.

(b)                                 Owned Real Property. Schedule 5.10 sets forth a list of all real property owned by Company and its Subsidiaries (the “Owned Real Property”).  With respect to each parcel of Owned Real Property and except as set forth on Schedule 5.10:  (i) the Company or a Subsidiary of the Company has good and marketable title, free and clear of all Liens, other than Permitted Liens; (ii) to the Knowledge of the Company, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such Owned Real Property; (iii) there are no outstanding options or rights of first refusal to purchase such Owned Real Property, or any portion thereof or interest therein; and (iv) neither the Company nor any Subsidiary of the Company is a party to any agreement or option to purchase any real property or interest therein.  In addition, all utilities currently servicing the Owned Real Property are, to the Knowledge of the Company, installed, connected and operating, with all charges paid in full.

(c)                                  Tangible Personal Property. Schedule 5.10 hereto lists, by categories, all equipment, machinery, and other similar tangible personal property, with an individual original cost of $100,000 or more, owned or leased by the Company or a Subsidiary of the Company (the “Tangible Personal Property”). Except as set forth on Schedule 5.10, the

Company or a Subsidiary of the Company have good and marketable title to, and are in possession of all items of tangible personal property used in the Company’s and its Subsidiaries’ businesses (other than leased property), whether or not listed on Schedule 5.10 hereto, and such property is free and clear of all Liens, other than Permitted Liens.  Except as set forth on Schedule 5.10, the buildings, machinery, equipment and other tangible assets that the Company and its Subsidiaries own and lease are free from defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(d)                                 Absence of Violations. Except as set forth on Schedule 5.10 hereto:

(i)                                     To the Knowledge of the Company, none of the Real Property or any other property otherwise owned, occupied or used by the Company or a Subsidiary of the Company, nor the leasing, occupancy or use thereof, is in material violation of any law or any building, zoning, or other ordinance, code, rule or regulation.

(ii)                                  To the Knowledge of the Company, the condition and use of each item of Real Property conforms to each applicable certificate of occupancy and all other Permits required to be issued in connection with the use of such item of the Real Property.  To the Knowledge of the Company, the Company or a Subsidiary of the Company, as applicable, has obtained all material Permits necessary for the operation of the business of the Company and its Subsidiaries on the Real Property.

(e)                                  Reassessments. There is not now pending nor, to the Knowledge of the Company, contemplated any reassessment of any parcel included in the Real Property which would result in a change in the rent, additional rent or other sums and charges payable by the Company or any of its Subsidiaries under any agreement relating to the Real Property or otherwise.

(f)                                    No Condemnation. There is no pending, or to the Knowledge of the Company, threatened condemnation, expropriation, eminent domain, or similar proceeding affecting all or any portion of the Real Property.  Neither the Company nor any Subsidiary of the Company has received any written or oral notice of any of the same, and the Company has no Knowledge that any such proceeding is contemplated.

(g)                                 No Flood Hazard Area. No portion of the Real Property is located in an area designated by any governmental entity as a flood hazard area.

(h)                                 Mechanics’ Liens. To the Knowledge of the Company, no work has been performed or is in progress at, and no materials have been furnished to, the Real Property which, though not presently the subject of, might give rise to, mechanics’, material suppliers’, or other similar Liens against the Company’s or any Subsidiary of the Company’s interest in the Real Property or any portion thereof.  If any Lien, other than a Permitted Lien, for such work is filed before or after the Closing hereunder, the Company shall discharge promptly the same at the Company’s sole cost.

5.11                           Contracts.

(a)                                  Except as set forth on Schedule 5.11, neither the Company nor any of its Subsidiaries is a party to or bound by any written or oral:

(i)                                     pension, profit sharing, stock option, employee stock purchase, bonus or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

(ii)                                  contract for the employment of any officer, employee or other Person on a full–time, part–time, consulting or other basis involving annual consideration in excess of $25,000 or relating to loans to officers, directors or Affiliates;

(iii)                               contract under which the Company or any of its Subsidiaries has advanced or loaned any other Person amounts exceeding $25,000 in the aggregate;

(iv)                              agreement or indenture relating to Indebtedness of the Company or any of its Subsidiaries;

(v)                                 lease or agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

(vi)                              lease or agreement under which the Company or any of its Subsidiaries is lessor of or permits any other Person to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries;

(vii)                           contract or group of related contracts with the same Person or group of affiliated Persons the performance of which involves consideration in excess of $50,000, other than purchase and sales orders incurred in the ordinary course of business;

(viii)                        assignment, license, indemnification or agreement with respect to any intangible property (including any Intellectual Property);

(ix)                                warranty agreement with respect to its services rendered or its products sold or leased;

(x)                                   agreement under which it has granted any Person any registration rights (including demand or piggyback registration rights);

(xi)                                sales, distribution, supply or franchise agreement that involves payments in excess of $50,000;

(xii)                             agreement with a term of more than six months which is not terminable by the Company upon less than 30 days’ notice without penalty and involves a consideration in excess of $50,000;

(xiii)                          contract regarding voting, transfer or other arrangements related to the Company’s capital stock or warrants, options or other rights to acquire any of the Company’s capital stock;

(xiv)                         contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

(xv)                            any other agreement which is material to their operations and business prospects or involves a consideration in excess of $50,000.

(b)                                 All of the agreements and instruments set forth or required to be set forth on Schedule 5.11 are valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby.  Except as set forth on Schedule 5.11, (i) to the Knowledge of the Company, the Company and its Subsidiaries have performed all obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any agreement or instrument to which they are subject; (ii) to the Knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any of its Subsidiaries under any agreement or instrument to which the Company or any of its Subsidiaries is subject; (iii) neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations; (iv) no agreement or instrument to which the Company or any of its Subsidiaries is bound is currently subject to or, to the Company’s Knowledge, is expected to be subject to cancellation or any other material modification by the other party thereto or is subject to or is expected to be subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; (v) to the Company’s Knowledge, there is no breach or anticipated breach by the other parties to any agreement, instrument or commitment to which the Company and its Subsidiaries are parties, and (vi) the Company and its Subsidiaries have not subleased, licensed, or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof.  Except as set forth on Schedule 5.11, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or commitment the performance of which could reasonably be expected to have a Material Adverse Effect.

5.12                           Intellectual Property.

(a)                                  Schedule 5.12 contains a complete and accurate list of all Intellectual Property for which there is a registration or application for registration that is owned by the Company or one of its Subsidiaries or is used by the Company or one of its Subsidiaries in the conduct of their business.  Schedule 5.12 also contains a complete and accurate list of all licenses and other rights granted by the Company or any of its Subsidiaries to any other Person with respect to any Intellectual Property and all licenses and other rights granted by any other

Person to the Company or any of its Subsidiaries with respect to any Intellectual Property, in each case identifying the subject Intellectual Property.  Except as set forth on Schedule 5.12, the Company or one of its Subsidiaries owns and possesses all right, title and interest to all of the Intellectual Property set forth on Schedule 5.12 and owns and possesses, or has a valid and enforceable license to use (as set forth on Schedule 5.12), all other Intellectual Property necessary for the operation of their business as presently conducted, free and clear of all Liens (other than Permitted Liens).  Except as set forth on Schedule 5.12, and without limiting the generality of the foregoing, the Company or one of its Subsidiaries owns and possesses all right, title and interest in and to all Intellectual Property created or developed by the Company’s and its Subsidiaries’ employees and independent contractors or under the direction or supervision of the Company’s and its Subsidiaries’ employees or independent contractors relating to their business or to the actual or demonstrably anticipated research or development conducted by the Company and its Subsidiaries.  Except as set forth on Schedule 5.12, the loss or expiration by the Company and its Subsidiaries of any Intellectual Property has not had and could not reasonably be expected to have a Material Adverse Effect, and no loss or expiration of any Intellectual Property by the Company and its Subsidiaries is pending, or, to the Company’s Knowledge, threatened or reasonably foreseeable.  The Company and its Subsidiaries have taken all steps necessary to maintain and protect their Intellectual Property and will continue to maintain and protect all of their Intellectual Property prior to Closing so as not to adversely affect the validity or enforceability thereof.  To the Company’s Knowledge, the owners of any Intellectual Property licensed to the Company and its Subsidiaries have taken commercially reasonable action to maintain and protect the Intellectual Property which are subject to such licenses.

(b)                                 Except as set forth on Schedule 5.12, (i) all of the Company’s and its Subsidiaries’ Intellectual Property is, to the Knowledge of the Company, valid and enforceable and, to the Company’s Knowledge, none of the Company’s and its Subsidiaries’ Intellectual Property has been misused, no claim by any other Person has been made, is currently outstanding or, to the Company’s Knowledge, is threatened, against the Company or any of its Subsidiaries contesting the validity, enforceability, use or ownership of any of the Company’s and its Subsidiaries Intellectual Property and, to the Company’s Knowledge, there is no basis for any such claim, (ii) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with, and the operation of their business as currently conducted or as currently proposed to be conducted will not infringe, misappropriate or conflict with, any Intellectual Property of any other Person, and to the Company’s Knowledge there are no facts which indicate a likelihood of any of the foregoing and neither the Company nor any of its Subsidiaries has received any notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any other Person), (iii) to the Company’s Knowledge, the Company’s and its Subsidiaries’ Intellectual Property has not been infringed, misappropriated or otherwise conflicted with, by other Persons and there are no facts that indicate a likelihood of any of the foregoing, (iv) there is no restriction on the direct or indirect transfer of any Intellectual Property of the Company and its Subsidiaries, (v) the transactions contemplated by this Agreement could not reasonably be expected to have a Material Adverse Effect on the Company’s or any of its Subsidiaries’ right, title or interest in and to their Intellectual Property and all of such Intellectual Property shall be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately after the

Closing, and (vi) the Company and its Subsidiaries have not agreed to indemnify any other Person for or against any interference, infringement, misappropriation or other conflict with respect to Intellectual Property.

5.13                           Legal Proceedings. Except as set forth on Schedule 5.13, there are no Proceedings instituted by or against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, whether at law, in equity or before any governmental department, commission, board, agency or instrumentality, domestic or foreign. The Company and its Subsidiaries are not subject to any order, writ, injunction or decree of any court or any governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction over them and which names the Company or any of its Subsidiaries.

5.14                           Licenses and Compliance with Law.

(a)                                  The Company and its Subsidiaries hold and are in material compliance with, all material Permits required by them in connection with the conduct of their business and the ownership, use and operation of their property. Except as set forth on Schedule 5.14 hereto, all of such Permits are in full force and effect and will continue to be in full force and effect in all respects pursuant to their respective terms for six months after the Closing.

(b)                                 To the Knowledge of the Company and except as set forth on Schedule 5.14, the Company and its Subsidiaries have complied and are currently in compliance, in all material respects, with all applicable laws (including rules, regulations, ordinances, codes, plans, injunctions, judgments, orders, decrees, rulings, and changes thereunder) of federal, state, local and foreign governments (and all agencies and instrumentalities thereof), that may reasonably be anticipated to assert or claim jurisdiction over them or over any part of their operations, and no Proceedings or notices have been filed or commenced against the Company or any of its Subsidiaries alleging any failure to comply.

5.15                           Environmental Matters. Except as set forth on Schedule 5.15:

(a)                                  To the Knowledge of the Company, the Company and its Subsidiaries have complied and are in compliance, in all material respects, with all Environmental and Safety Requirements.

(b)                                 Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are in material compliance with, all material Permits that are required pursuant to Environmental and Safety Requirements for the ownership and occupation of their facilities and the operation of their business (collectively, “Environmental Permits”).  All Environmental Permits and their respective expiration dates are listed and described on Schedule 5.15.  All such Environmental Permits are in full force and effect, and no suspension or cancellation of any Environmental Permit is pending or, to the Company’s Knowledge, threatened.

(c)                                  Neither the Company nor any of its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its current or former facilities arising under Environmental and Safety Requirements.

(d)                                 To the Company’s Knowledge, none of the following exists at any property or facility owned or operated by the Company or any of its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or other disposal areas.

(e)                                  None of the Company or, to the Knowledge of the Company, any of its Subsidiaries or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released Hazardous Substances, or owned, operated or occupied any property or facility (and no such property or facility is contaminated by any such Hazardous Substances) in a manner that has given or would give rise to Liabilities (including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees) or any investigatory, corrective or remedial obligations pursuant to CERCLA, the SWDA or any other Environmental and Safety Requirements.

(f)                                    Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or other Persons under any Environmental and Safety Requirements (including any so called “transaction-triggered” or “responsible property transfer” laws and regulations).

(g)                                 Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

(h)                                 To the Knowledge of the Company, no facts, events or conditions relating to the former or current facilities, properties or operations of the Company and its Subsidiaries, or any of their respective predecessors, will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, could reasonably be expected to give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or could reasonably be expected to give rise to any other Liabilities pursuant to Environmental and Safety Requirements, including without limitation any relating to on-site or off-site releases or threatened releases of Hazardous Substances, personal injury, property damage or natural resources damage.

(i)                                     The Company has furnished to the Purchaser all environmental audits, reports and other material environmental documents relating to the current and former operations and facilities of the Company and its Subsidiaries which are in its possession, custody or control, a complete list of which is set forth on Schedule 5.15 hereto.

5.16                           Labor and Employment Matters. Except as set forth on Schedule 5.16, (a) to the Company’s Knowledge, no Executive Officer or Key Employee of the Company or any of its Subsidiaries or any group of employees of the Company or any of its Subsidiaries have any plans to terminate employment with the Company or any of its Subsidiaries; (b) the Company and each of its Subsidiaries have complied, in all material respects, with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes), and, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has any labor relations problems (including any union organization or decertification activities, threatened or actual strikes or work stoppages or material grievances); and (c) neither the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective employees are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company or any of its Subsidiaries, except for agreements between the Company or its Subsidiaries and their present and former employees.

5.17                           Taxes. Except as set forth on Schedule 5.17 hereto:

(a)                                  The Company and its Subsidiaries have (i) duly and timely filed or caused to be filed with each relevant Tax Authority each Tax Return that is required to be filed by or on behalf of them or that includes or relates to them, their income, sales, assets or business, which Tax Returns are true, correct and complete in all material respects, (ii) duly and timely paid in full, or caused to be paid in full, all Taxes due and payable on or prior to the Closing (whether or not reflected on a Tax Return) and (iii) properly accrued on the books and records of the Company and its Subsidiaries in accordance with GAAP a provision for the payment of all Taxes due or claimed to be due or for which the Company and its Subsidiaries otherwise are or may be liable with respect to any Pre-Closing Period.

(b)                                 The Company and its Subsidiaries have not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed.

(c)                                  The Company and its Subsidiaries have complied with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities.

(d)                                 There is no Lien for Taxes upon any asset or property of the Company and its Subsidiaries (except for any Lien for any Tax not yet due).

(e)                                  (e)                                  Neither the Company nor any of its Subsidiaries have filed any waiver or extension of the statute of limitations that is currently applicable to the assessment or collection of any Tax for which the Company and its Subsidiaries are or may be liable with respect to their income, sales, assets or business.

(f)                                    There is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Company and its Subsidiaries are or may be liable or with respect to their income, sales, assets or business.

(g)                                 There is no power of attorney in effect relating to any Tax for which the Company and its Subsidiaries are or may be liable or with respect to their income, sales, assets or business.

(h)                                 No jurisdiction where the Company and its Subsidiaries does not file a Tax Return has asserted or threatened to assert any claim that the Company and its Subsidiaries are required to file a Tax Return for such jurisdiction.

(i)                                     Schedule 5.17 hereto sets forth a list of all jurisdictions in which any Tax Returns have been filed by or on behalf of the Company and its Subsidiaries or with respect to their income, sales, assets or business since January 1, 2000 and a description of each such Tax Return and the period for which it was filed; and the Company has made available to the Purchaser (i) a true, correct and complete copy of each Tax Return filed prior to the Closing since January 1, 2000, and (ii) all audit reports, closing agreements, rulings, or technical advice memoranda relating to any Tax for which the Company and its Subsidiaries are or may be liable with respect to their income, sales, assets or business.

(j)                                     Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or foreign Tax law).

(k)                                  Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

(l)                                     Neither the Company nor any of its Subsidiaries is a party to or bound by any tax allocation or sharing agreement.

(m)                               Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (B) has any liability for the Taxes of any Person (other than any of Company and its Subsidiaries) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(n)                                 Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date made on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions made, or any excess loss account in existence, on or prior to the Closing Date described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

5.18                           Employee Benefit Plans.

(a)                                  Schedule 5.18 hereto contains a true and complete list of each  bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, cafeteria, life, health, accident, disability, welfare, worker’s compensation or other insurance, severance, separation or other employee benefit plan of any kind, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA (other than a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) established or maintained by the Company and its Subsidiaries or to which the Company or any of its Subsidiaries contribute or has any liability or potential liability (collectively, “Company Benefit Plans”). With respect to each Company Benefit Plan: the Company has delivered or made available to the Purchaser, to the extent applicable to such Company Benefit Plan, complete and accurate copies of (i) all plan texts and agreements (including any trusts, insurance contracts and third party administrative contracts thereto) as currently in effect, (ii) material communications to employees and governmental agencies during the last three years, (iii) the most recent determination letter received from the Internal Revenue Service (“IRS”) and (iv) the most recent three (3) years IRS Forms 5500 as filed with the IRS (including all attachments, schedules and audit reports thereto).

(b)                                 Except as set forth on Schedule 5.18, each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination from the IRS that such plan is qualified as to form under Section 401(a) of the Code or a request for such determination was timely filed and is pending with the IRS, and, to the Knowledge of the Company, nothing has occurred since the date  of such determination (if any) or filing that could adversely affect the qualification of such Company Benefit Plan. All such Company Benefit Plans have been timely amended for the tax laws commonly known as “GUST” and “EGTRRA” and each such Company Benefit Plan has been timely submitted to the IRS for a favorable determination letter within the remedial amendment period prescribed under GUST.

(c)                                  Neither the Company nor any of its U.S. Subsidiaries has any liability or potential liability with respect to any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) that is subject to Section 302 of ERISA and Section 412 of the Code or any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA).

(d)                                 Except as set forth on Schedule 5.18 hereto, each Company Benefit Plan and any related trust agreements, annuity contracts, insurance contracts or other instruments are in compliance in all material respects both as to form and operation with the requirements of ERISA, the Code and all applicable law. With respect to each Company Benefit Plan, to the Knowledge of the Company, all required or recommended (in accordance with past practices) payments, premiums contributions, reimbursements or accruals for all periods (or partial periods)

ending prior to or as of the Closing Date have been made or properly accrued in accordance with GAAP.  Except as set forth on Schedule 5.18 hereto, none of the Company Benefit Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

(e)                                  The Company and each of its U.S. Subsidiaries have complied in all material respects with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”); and neither the Company nor any Subsidiary of the Company has any obligation under any Company Benefit Plan or otherwise to provide life or health insurance benefits to former employees of the Company or U.S Subsidiaries or any other person, except as required by COBRA or other applicable law.

(f)                                    The Company and its U.S. Subsidiaries have not engaged in, and, to the Knowledge of the Company, no fiduciary of any Company Benefit Plan has engaged in, any transaction in violation of Section 406 of ERISA or any “prohibited transaction” (within the meaning of Section 4975 of the Code) for which no exemption exists under ERISA or the Code.

(g)                                 Except as set forth on Schedule 5.18 hereto, the Company and its U.S. Subsidiaries have not taken any action, and no action or event has occurred that could cause the Company and its U.S. Subsidiaries to incur liability, fines or penalties under ERISA or the Code in respect of a Company Benefit Plan (other than routine contributions and benefit payments and liabilities related to the normal operation or administration of the plan).

(h)                                 Except as set forth on Schedule 5.18 hereto or as required under applicable law, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance, separation or termination pay (or similar benefit) or (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any such individual.

(i)                                     To the Knowledge of the Company, the Company and its Subsidiaries have not communicated (whether orally or in writing) generally to employees or specifically to any employee regarding (i) any future increase of benefit levels (or creation of new benefits) with respect to any Company Benefit Plan beyond those reflected in such plans or as required under applicable law or (ii) the adoption or creation of any new benefit plan program or arrangement.

(j)                                     Each Company Benefit Plan that is subject to laws other than United States laws has been operated and administered in all respects in accordance with such applicable laws, and except as set forth on Schedule 5.18, no such plan has any material unfunded liability that is not reflected on the Latest Balance Sheet.

5.19                           Relationships with Customers and Suppliers. Schedule 5.19 hereto sets forth a complete and correct list of the names and addresses of the twenty (20) largest suppliers and twenty (20) largest customers of the Company and each of its Subsidiaries during (a) the twelve-month period ended on the Balance Sheet Date and (b) the nine-month period ended on the Latest Balance Sheet Date, and the total sales to or purchases from such customers or suppliers made by the Company and its Subsidiaries during each such period.  No such supplier or customer of the Company and its Subsidiaries has advised the Company and its Subsidiaries, formally or informally, that it is terminating, discontinuing or materially reducing its business with the Company and its Subsidiaries and the Company does not have any Knowledge, that any such supplier or customer set forth on Schedule 5.19 hereto intends to terminate, discontinue or materially reduce its business with the Company and its Subsidiaries.

5.20                           Absence of Changes. Except as set forth on Schedule 5.20, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has been no Material Adverse Effect since the Latest Balance Sheet Date.  Except as set forth on Schedule 5.20, since the Latest Balance Sheet Date, neither the Company nor any of its Subsidiaries has:

(a)                                  incurred any Indebtedness or incurred or become subject to any material Liabilities, except current Liabilities incurred in the ordinary course of business consistent with past practice;

(b)                                 discharged or satisfied any material Lien or paid any material obligation or Liability, other than current Liabilities paid in the ordinary course of business;

(c)                                  declared, set aside or made any payment or distribution of cash (including so-called “tax distributions”) or other property to any of its shareholders with respect to such shareholder’s capital stock or otherwise, or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

(d)                                 mortgaged or pledged any of its properties or assets or subjected them to any Lien;

(e)                                  sold, assigned, transferred, leased, licensed or otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

(f)                                    sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property, disclosed any proprietary confidential information to any Person (other than to the Purchaser and its Affiliates or other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property;

(g)                                 made or granted any bonus or any wage or salary increase to any employee making an annual salary equal to greater than $75,000 (except as required by pre-existing contracts described on Schedule 5.11), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement or entered into, amended or terminated any collective bargaining agreement or other employment agreement;

(h)                                 implemented any plant closing or other layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act, as amended, or any similar foreign, state or local law, rule or regulation;

(i)                                     suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $50,000 in the aggregate;

(j)                                     made capital expenditures or commitments therefor that amount in the aggregate to more than $50,000;

(k)                                  delayed or postponed the payment of any accounts payable or commissions or any other Liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other Liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable;

(l)                                     made any loans or advances to, guaranties for the benefit of, or any investments in, any Person (other than advances to the Company’s or its Subsidiaries’ employees in the ordinary course of business consistent with past practice);

(m)                               made any charitable contributions or pledges exceeding in the aggregate $10,000 or made any political contributions;

(n)                                 suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

(o)                                 made any change in any method of accounting or accounting policies or made any write-down in the value of its inventory that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice or reversed any accruals (whether or not in the ordinary course of business or consistent with past practice);

(p)                                 taken any steps to incorporate any Subsidiary;

(q)                                 amended its articles of incorporation, bylaws or other similar constituent documents;

(r)                                    entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business anywhere in the world;

(s)                                  taken any action or failed to take any action that has, had or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales to customers or other revenues that would otherwise be expected to take place or be incurred after the Closing;

(t)                                    entered into, amended or terminated any contract other than in the ordinary course of business consistent with past practice, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

(u)                                 agreed, whether orally or in writing, to do any of the foregoing.

5.21                           Insurance. Schedule 5.21 sets forth each insurance policy (specifying the insurer, the type of insurance and the policy number) maintained by the Company and its Subsidiaries on their properties, assets, products, businesses or personnel.  Except as set forth on Schedule 5.21, the Company and its Subsidiaries have maintained comparable insurance with carriers which, to the Company’s Knowledge, are financially sound and of good reputation continuously for the past five (5) years and such insurance is, and has been adequate as to coverage, and in amounts, in accordance with the standards of the industry in which the Company and its Subsidiaries operate.  True and complete copies of all such policies of the Company and Subsidiaries which are currently in effect have been delivered by the Company to the Purchaser.

5.22                           Affiliate Transactions. Except as set forth on Schedule 5.22, no officer, director, shareholder, employee or Affiliate of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or has any interest in any property used by the Company or any of its Subsidiaries (including any Intellectual Property).

5.23                           Bank Accounts. Schedule 5.23 sets forth: (a) the name of each bank in which the Company and its Subsidiaries has an account or safe deposit box, the account number of each such account and the names of all persons authorized to draw thereon or to have access thereto and (b) the name of each person, corporation, firm, association or business organization, entity or enterprise holding a general or special power of attorney from the Company and its Subsidiaries and a summary of the terms thereof.

5.24                           Product Warranties, Defects and Liabilities. Except as set forth on Schedule 5.24 hereto, to the Knowledge of the Company, each product sold or delivered by the Company and its Subsidiaries has been in conformity, in all material respects, with all applicable federal, state, local or foreign laws and regulations, contractual commitments and all express warranties, and the Company and its Subsidiaries do not have any liability for replacement or repair thereof or other damages in connection therewith, except in each case for liabilities reflected on the Latest Balance Sheet (net of warranty reserves as reflected thereon and as determined in accordance with GAAP).  To the Knowledge of the Company, no product sold or delivered by the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond their standard terms and conditions of sale for such products, all of which standard terms and conditions are disclosed on Schedule 5.24 hereto.

5.25                           Accounts Payable and Accrued Expenses. The accounts payable, and other accrued expenses of the Company and its Subsidiaries, represent bona fide obligations incurred by the Company and its Subsidiaries which arose in the ordinary course of business.  Set forth on

Schedule 5.25 hereto is a list of all accounts payable and other accrued expenses as of the Latest Balance Sheet Date together with the name of each payee, the relationship (if any) to the Company and its Subsidiaries, the date each such payment is due and the nature of the transaction in which it was incurred if other than a trade payable incurred in the ordinary course of business.

5.26                           Brokers and Finders. Except as set forth on Schedule 5.26, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees, consultants or Affiliates have employed any broker, agent or finder or incurred any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated hereby.

ARTICLE VI

COVENANTS

6.1                                 General. Subject to the terms of this Agreement, each party shall use reasonable best efforts to take all actions and do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Article VII below).

6.2                                 Maintenance of Business. The Company shall use reasonable best efforts to (and shall cause its Subsidiaries to use reasonable best efforts to): (a) maintain their existence in good standing, (b) maintain their assets in good operating condition and repair in accordance with past practices (normal wear and tear excepted), (b) maintain insurance reasonably comparable to that in effect on the Latest Balance Sheet Date, (c) maintain inventory and supplies at customary and adequate operating levels consistent with past practice and replace in accordance with past practice any inoperable, worn out, damaged or obsolete assets with modern assets of at least comparable quality, (d) maintain their books, accounts and records in accordance with past custom and practice as used in the preparation of the Latest Balance Sheet and the financial statements described in Section 5.6 above and provide accruals for Taxes, obsolete inventory, vacation and other items to the full extent required under GAAP, (e) make capital expenditures in a manner consistent with past practice, (f) perform all of their obligations under agreements related to or affecting their assets, properties and rights and (g) maintain in full force and effect the existence of all of their Intellectual Property.

6.3                                 Operation of Business. The Company shall (and shall cause its Subsidiaries to) operate their business only in the usual and ordinary course of business consistent with past practice and use reasonable best efforts to preserve the goodwill and organization of their business and the relationships with their customers, suppliers, employees and other Persons having business relations with the Company and its Subsidiaries.  Without limiting the generality of the foregoing, prior to the Closing, the Company shall not (and shall not permit any of its Subsidiaries to):

(a)                                  take or omit to take any action that would require disclosure under Section 5.20 above or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Company in this Agreement;

(b)                                 take any action or omit to take any action which act or omission could reasonably be anticipated to have a Material Adverse Effect; or

(c)                                  enter into any transaction, arrangement or contract with any Person except on arm’s length basis in the ordinary course of business consistent with past customs and practices.

Notwithstanding the foregoing, nothing in this Section 6.3 shall prohibit the Company from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement.

6.4                                 Access. From and after the date hereof, the Company will on reasonable notice (a) give the Purchaser and its authorized representatives access, during normal business hours, to the books, records, properties and personnel of the Company and its Subsidiaries, and (b) permit the Purchaser to make such inspections, including without limitation soil and groundwater tests, as it may reasonably request.  No investigation conducted by the Purchaser or its representatives or agents or disclosure of any such information to the Purchaser shall in any way diminish, modify or alter the representations, warranties or covenants of the Company or the liability of the Company for any misrepresentation or breach of any representation, warranty or covenant hereunder or the conditions to Closing contained in Article VII hereof.  The Company shall take any action reasonably requested by the Purchaser to allow the Purchaser to contact the Company’s customers and suppliers.

6.5                                 No-Shop. From and after the date hereof and continuing until the Closing or the earlier termination of this Agreement pursuant to Article IX hereof, the Company hereby covenants and agrees that it will not, and will not authorize or permit any officer, director, employee or agent of the Company, any of its Subsidiaries or any of their respective Affiliates to, or authorize or permit any investment banker, attorney, accountant or other representative retained by the Company, any of its Subsidiaries or any of their Affiliates to, directly or indirectly, without the written consent of the Purchaser, solicit or encourage, or furnish any information with respect to the Company and its Subsidiaries to any Person in connection with, or engage in any discussions with any other Person in connection with, any Company Transaction, other than as contemplated by this Agreement.  The Company hereby covenants and agrees that it will promptly advise the Purchaser of any offer, solicitation or request for information received by it or any of its Affiliates from any Person, including the identity of the Person making such offer, solicitation or request and the nature and terms (if any) of any such offer, solicitation or request.  Additionally, the Company will immediately request in writing that all materials concerning the Company and its Subsidiaries previously provided to any Person in connection with any such negotiations or discussions be returned to the Company as soon as possible.  Upon a breach of any provisions of this Section 6.4, the Purchaser shall be entitled to injunctive relief, without the requirement for the posting of or other security, since the remedy at law would be inadequate and insufficient.  In addition, the Purchaser shall be entitled to be immediately reimbursed for all costs and expenses (including, without limitation, legal, accounting and consultant fees and expenses, and commitment fees of prospective lenders) incurred by or on behalf of the Purchaser in connection with the transactions contemplated hereunder and such other damages as it can show it has sustained by reason of such breach.

6.6                                 Notification of Certain Matters. Each party hereto will promptly notify each other party hereto of (i) the occurrence, or failure to occur, of any event the occurrence or failure of which could reasonably be expected to cause any of their respective representations or warranties contained in this Agreement to be untrue or incorrect at any time from the date hereof to the Closing Date, and (ii) any failure on their respective parts or on the part of any of their respective officers, directors, partners, employees, representatives, Affiliates or agents, if any, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by each of them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements.

6.7                                 Schedules.  The parties hereto acknowledge that, as of the date hereof, none of the Company, the Mackie Sellers or the Sorenson Sellers have delivered any of the Schedules to this Agreement.  Each of the Company, the Mackie Sellers and the Sorenson Sellers shall use their best efforts to deliver to the Purchaser, as soon as practicable but no later than January 22, 2003, all of the Schedules to this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT TO THE TRANSACTION

7.1                                 Conditions Precedent to the Purchaser’s Obligation to Close.  Notwithstanding any other provision herein, the obligations of the Purchaser to consummate the transactions contemplated hereunder are, at the option of the Purchaser, subject to the satisfaction of each of the conditions set forth below:

(a)                                  Agreements and Conditions. On or before the Closing Date, the Company shall have complied with and duly performed all agreements and obligations to be complied with or performed by it on or before the Closing Date pursuant to or in connection with this Agreement.

(b)                                 Representations and Warranties. The representations and warranties of the Company, the Mackie Sellers and the Sorenson Sellers contained in this Agreement that are not qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date and the representations and warranties of the Company, the Mackie Sellers and the Sorenson Sellers contained in this Agreement that are qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date.

(c)                                  Opinion of Counsel. The Purchaser shall have received opinions of Holland & Knight LLP, special counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser and its special counsel.

(d)                                 No Legal Proceedings. No Proceeding shall have been instituted or threatened which, in the Purchaser’s reasonable judgment, questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement or the transactions contemplated hereby or seeks to restrict, limit, prohibit or enjoin (or to obtain damages as a result of) such transactions or may have a Material Adverse Effect on the Company and its Subsidiaries.

(e)                                  Consents. The Company shall have obtained the consent of each party to all contracts, leases and agreements, and all governmental consents and approvals, which are required in order to consummate the transactions contemplated by this Agreement or are set forth on Schedule 5.2 hereto.

(f)                                    Compliance Certificates. The Purchaser shall have received (i) a certificate, dated as of the Closing Date and executed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the representations and warranties made by the Company in this Agreement are true and correct at and as of the Closing Date and that the Company has fulfilled all conditions to the Closing provided for in this Agreement to be fulfilled by it, (ii) a certificate, dated as of the Closing Date and executed by the Mackie Sellers, certifying that the representations and warranties made by the Mackie Sellers in this Agreement are true and correct at and as of the Closing Date and that the Mackie Sellers have fulfilled all conditions to the Closing provided for in this Agreement to be fulfilled by them and (iii) a certificate, dated as of the Closing Date and executed by the Sorenson Sellers, certifying that the representations and warranties made by the Sorenson Sellers in this Agreement are true and correct at and as of the Closing Date and that the Sorenson Sellers have fulfilled all conditions to the Closing provided for in this Agreement to be fulfilled by them.

(g)                                 Tax Certificates. The Purchaser shall have received a Certificate of Non-Foreign Status for the Mackie Sellers and the Sorenson Sellers signed under penalties of perjury and a Certificate of Non-United States Real Property Holding Company Status for the Company signed under penalties of perjury.  Each of the Mackie Sellers, the Sorenson Sellers and the Company agrees and acknowledges that such certificates will be retained by the Purchaser and will be made available to any Tax Authority upon request.

(h)                                 Secretary’s Certificate of the Company. The Purchaser shall have received a certificate of the Secretary or Assistant Secretary of the Company setting forth (i) a copy of the resolutions adopted by the board of directors of the Company approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) a copy of the Company’s Articles of Incorporation certified by the Secretary of State of the State of Washington as of a date no more than ten (10) days prior to the Closing Date, (iii) a copy of the Bylaws, together with a signature and incumbency certificate, and (iv) a certificate of good standing from the Secretary of State or other equivalent authority in the State of Washington and every other state and foreign jurisdiction where the Company is authorized to do business, as of a date no more than ten (10) days prior to the Closing Date.

(i)                                     Refinancing of Senior Indebtedness. The Company (i) shall have received a commitment from a financial institution or institutions to refinance the Senior Indebtedness of the Company, which commitment shall be satisfactory to the Purchaser in its sole discretion, (ii) shall have sufficient liquidity, in the sole judgment of the Purchaser, to operate its business following the Closing and until such date as the Senior Indebtedness of the Company is refinanced and (iii) shall not be likely, in the sole judgment of the Purchaser, to cause or allow to occur any default or event of default pursuant to the Senior Indebtedness of the Company in the period immediately following the Closing and until such date as the Senior Indebtedness of the Company is refinanced.

(j)                                     No Material Adverse Change. There shall not have occurred a Material Adverse Change since the Balance Sheet Date.

(k)                                  Real Estate Documents. The Company shall have delivered to the Purchaser such non-disturbance agreements, estoppel certificates, landlord waivers, access agreements, leases, licenses, permits, plans and specifications, guarantees, warranties, surveys, title commitments and/or policies, certificates of occupancy or other instruments and documents relating to Company’s Real Property which the Purchaser or the financial institution(s) referenced in Section 7.(i) above may reasonably request, in each instance in form and substance reasonably satisfactory to the Purchaser or such financial institutions.

(l)                                     Mackie and Sorenson Release.  Mackie and Sorenson shall have delivered to the Purchaser an instrument, in form and substance satisfactory to the Purchaser in its sole discretion, dated as of the Closing Date releasing the Company from any and all claims of Mackie and Sorenson against the Company and its Subsidiaries.

(m)                               Resignations and Appointments.  Effective as of the Closing, all of the members of the board of directors of the Company, other than James Engen, Gregory Riker and John Gacek, shall have resigned from the board of directors of the Company and each Subsidiary of the Company on which they serve and the Company shall have taken such action so that (i) Marc Leder, Rodger Krouse, Clarence Terry, Lynn Skillen and Kevin Calhoun (together, the “Purchaser Directors”) shall be appointed to the board of directors of the Company, (ii) the Purchaser Directors shall be considered Continuing Directors, as such term is defined in the Articles of Incorporation of the Company, when they are so appointed, (iii) such persons shall have resigned and been appointed to the boards of directors of the Subsidiaries of the Company as the Purchaser may request and (iv) those persons listed on Schedule 7.1(m) shall have been appointed officers of the Company and its Subsidiaries, all in accordance with the terms of the constituent documents of the Company and its Subsidiaries and in compliance with all applicable law.

(n)                                 Fairness Opinion.  The condition set forth in Section 7.2(d) of this Agreement shall have been satisfied and shall not have been waived by the Company.

(o)                                 Delisting.  The Company shall have taken all actions reasonably necessary to delist the Common Stock from Nasdaq as of the Closing Date and to apply to list the Common Stock on the OTC Bulletin Board.

(p)                                 Amended and Restated ByLaws.  The Company shall have adopted amended and restated bylaws in the form of Exhibit A attached hereto.

(q)                                 Shareholders Agreement. The Company and Mackie shall have executed and delivered a shareholders agreement in the form of Exhibit B hereto.

(r)                                    Registration Rights Agreement. The Company shall have executed and delivered a registration rights agreement in the form of Exhibit C hereto.

(s)                                  Consulting Agreement. The Company and Mackie shall have executed and delivered a consulting agreement in the form of Exhibit D hereto.

(t)                                    Management Services Agreement.  The Company and Sun Capital Partners Management, LLC shall have executed and delivered a management services agreement in the form of Exhibit E hereto.

(u)                                 Other Deliveries.  The Purchaser shall have received such additional documents, instruments or items of information reasonably requested by it in respect of any aspect or consequence of the transactions contemplated hereby.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to herein shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel.  Any condition specified in this Section 7.1 may be waived by the Purchaser if such waiver is set forth in a writing duly executed by the Purchaser.

7.2                                 Conditions Precedent to the Company’s Obligation to Close. Notwithstanding any other provision herein, the obligations of the Company to consummate the transactions contemplated hereunder are, at the option of the Company, subject to the satisfaction of each of the conditions set forth below:

(a)                                  Agreements and Conditions. On or before the Closing Date, the Purchaser shall have complied with and duly performed all agreements and obligations to be complied with or performed by it on or before the Closing Date pursuant to or in connection with this Agreement.

(b)                                 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement that are not qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date and the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date.

(c)                                  No Legal Proceedings. No order shall have been entered against the Company or any of its Subsidiaries restraining or prohibiting consummation of, the transactions contemplated by this Agreement.

(d)                                 Fairness Opinion.  The board of directors of the Company shall have received a fairness opinion from Delafield Hambrecht, Inc. in form and substance reasonably satisfactory to the board of directors of the Company.

7.3                                 Conditions Precedent to the Mackie Sellers’ Obligation to Close. Notwithstanding any other provision herein, the obligations of the Mackie Sellers to consummate the transactions contemplated hereunder are, at the option of the Mackie Sellers, subject to the satisfaction of each of the conditions set forth below:

(a)                                  Agreements and Conditions. On or before the Closing Date, the Purchaser shall have complied with and duly performed all agreements and obligations to be complied with or performed by it on or before the Closing Date pursuant to or in connection with this Agreement.

(b)                                 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement that are not qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date and the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date.

(c)                                  No Legal Proceedings. No order shall have been entered against the Mackie Sellers restraining or prohibiting consummation of, the transactions contemplated by this Agreement.

(d)                                 Opinion of Counsel.  The Mackie Sellers shall have received an opinion of Holland & Knight LLP, special counsel for the Company, dated as of the Closing Date, that the offering and sale of the Company Shares under this Agreement do not require registration or qualification under the applicable securities laws of the United States of America or the State of Washington or any rules or regulations made thereunder.

(e)                                  D&O Insurance.  The Company shall have purchased a directors and officers tail liability insurance policy with respect to all current and former directors and officers of the Company, in form and substance customary for comparable insurance policies for current and former directors and officers of comparable companies.

(f)                                    Release.  In the event the Purchaser does not waive the closing condition set froth in Section 7.1(l) with respect to the release from the Mackie Sellers, such instrument shall be a “mutual release” and release the Mackie Sellers from any and all claims of the Company and its Subsidiaries against the Mackie Sellers.

(g)                                 Consulting Agreement. The Company shall have executed and delivered a consulting agreement to Mackie in the form of Exhibit D hereto.

7.4                                 Conditions Precedent to the Sorenson Sellers’ Obligation to Close. Notwithstanding any other provision herein, the obligations of the Sorenson Sellers to consummate the transactions contemplated hereunder are, at the option of the Sorenson Sellers, subject to the satisfaction of each of the conditions set forth below:

(a)                                  Agreements and Conditions. On or before the Closing Date, the Purchaser shall have complied with and duly performed all agreements and obligations to be complied with or performed by it on or before the Closing Date pursuant to or in connection with this Agreement.

(b)                                 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement that are not qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date and the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality, Material Adverse Effect or dollar thresholds shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been restated and made on and as of the Closing Date.

(c)                                  No Legal Proceedings. No order shall have been entered against the Sorenson Sellers restraining or prohibiting consummation of, the transactions contemplated by this Agreement.

(d)                                 Opinion of Counsel.  The Sorenson Sellers shall have received an opinion of Holland & Knight LLP, special counsel for the Company, dated as of the Closing Date, that the offering and sale of the Company Shares under this Agreement do not require registration or qualification under the applicable securities laws of the United States of America or the State of Washington or any rules or regulations made thereunder.

(e)                                  D&O Insurance.  The Company shall have purchased a directors and officers tail liability insurance policy with respect to all current and former directors and officers of the Company, in form and substance customary for comparable insurance policies for current and former directors and officers of comparable companies.

(f)                                    Release.  In the event the Purchaser does not waive the closing condition set froth in Section 7.1(l) with respect to the release from the Sorenson Sellers, such instrument shall be a “mutual release” and release the Sorenson Sellers from any and all claims of the Company and its Subsidiaries against the Sorenson Sellers.

ARTICLE VIII

INDEMNIFICATION

8.1                                 By the Company.

(a)                                  The Company agrees to indemnify, defend and hold harmless the Purchaser from and against (i) any and all Losses, to which the Purchaser or its Affiliates may become subject, arising out of (A) any inaccuracy in any representation or warranty by the Company in this Agreement, (B) any breach or default in the performance or observance by the Company of any of the covenants or agreements which it is to perform or observe hereunder (C) any brokerage, finder’s fee or the like incurred as a result of the Company’s actions in connection with the transactions herein contemplated or (D) any and all Losses to which the Company or any of its Subsidiaries may become subject arising out of the EAW Fire Litigation and (ii) any and all actual costs, fees and expenses (including, without limitation, reasonable legal and accounting fees) related to, resulting from or arising out of any of the foregoing.

(b)                                 The Company shall not be liable hereunder for any claims made by the Purchaser pursuant to Section 8.1(a)(i)(A) hereof after 18 months from the Closing Date. Notwithstanding the foregoing, however, (i) the Company shall be liable for any claim asserted by the Purchaser pursuant to Section 8.1(a)(i)(A) with respect to a breach of the last sentence of Section 5.8 (Liens on Inventory), the last sentence of Section 5.9 (Liens on Accounts Receivable), the second sentence of Section 5.10(b) (title to Real Property), the second sentence of Section 5.10(c) (title to Personal Property), Section 5.15 (Environmental Matters), Section 5.17 (Taxes), or Section 5.18 (Employee Benefits) hereof if such claim is made within six months after the expiration of the applicable statute of limitations and (ii) there shall be no limitation on the time within which a claim may be made by the Purchaser (x) pursuant to Section 8.1(a)(i)(A) with respect to a breach of Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.3 (Capitalization), Section 5.4 (Officers and Directors) or Section 5.25 (Brokers), (y) pursuant to Section 8.1(a)(i)(B), (C) or (D) hereof or (iii) with respect to any fraudulent act or omission by the Company.

8.2                                 By the Purchaser.

(a)                                  The Purchaser agrees to indemnify, defend and hold harmless the Company, the Mackie Sellers and the Sorenson Sellers from and against (i) any and all Losses to which they may become subject, arising out of (A) any inaccuracy in any representation or warranty made by the Purchaser in this Agreement, (B) any breach or default in the performance or observance by the Purchaser of any of the covenants or agreements which it is to perform or observe hereunder, or (C) any brokerage, finder’s fee or the like incurred as a result of the Purchaser’s actions in connection with the transactions herein contemplated; and (ii) any and all actual costs, fees and expenses (including, without limitation, reasonable legal and accounting fees) related to, resulting from or arising out of any of the foregoing.

(b)                                 The Purchaser shall not be liable hereunder for any claims made by the Company, the Mackie Sellers and the Sorenson Sellers pursuant to Section 8.2(a)(i)(A) hereof after 18 months from the Closing Date. Notwithstanding the foregoing, however, there shall be no limitation on the time within which a claim may be made by the Company (i) pursuant to Section 8.2(a)(i)(A) with respect to a breach of Section 3.2 (Authorization), (ii) pursuant to Section 8.2(a)(i)(B) or (C) hereof or (iii) with respect to any fraudulent act or omission by the Purchaser.

8.3                                 By the Mackie Sellers and the Sorenson Sellers.

(a)                                  The Mackie Sellers agree to indemnify, defend and hold harmless the Purchaser from and against (i) any and all Losses to which the Purchaser may become subject, arising out of (A) any inaccuracy in any representation or warranty made by the Mackie Sellers in this Agreement, (B) any breach or default in the performance or observance by the Mackie Sellers of any of the covenants or agreements which they are to perform or observe hereunder, or (C) any brokerage, finder’s fee or the like incurred as a result of the Mackie Sellers’ actions in connection with the transactions herein contemplated; and (ii) any and all actual costs, fees and expenses (including, without limitation, reasonable legal and accounting fees) related to, resulting from or arising out of any of the foregoing.

(b)                                 The Sorenson Sellers agree to indemnify, defend and hold harmless the Purchaser from and against (i) any and all Losses to which the Purchaser may become subject, arising out of (A) any inaccuracy in any representation or warranty made by the Sorenson Sellers in this Agreement, (B) any breach or default in the performance or observance by the Sorenson Sellers of any of the covenants or agreements which they are to perform or observe hereunder, or (C) any brokerage, finder’s fee or the like incurred as a result of the Sorenson Sellers’ actions in connection with the transactions herein contemplated; and (ii) any and all actual costs, fees and expenses (including, without limitation, reasonable legal and accounting fees) related to, resulting from or arising out of any of the foregoing.

(c)                                  The Mackie Sellers and the Sorenson Sellers, as applicable, shall not be liable hereunder for any claims made by the Purchaser pursuant to Sections 8.3(a)(i)(A) and (b)(i)(A) hereof after 18 months from the Closing Date. Notwithstanding the foregoing, however, there shall be no limitation on the time within which a claim may be made by the

Purchaser (i) pursuant to Sections 8.3(a)(i)(A) and (b)(i)(A) with respect to a breach of Section 4.1 (Title), Section 4.2 (Authorization) or Section 4.4 (Brokers), (ii) pursuant to Section 8.3(a)(i)(B), Section 8.3(a)(i)(C), Section 8.3(b)(i)(B), Section 8.3(b)(i)(C) or (iii) with respect to any fraudulent act or omission by the Mackie Sellers or the Sorenson Sellers, as applicable.

8.4                                 Indemnification Amounts.

(a)                                  Except as otherwise provided in this Section 8.4(a), (i) the Company shall not have any liability under Section 8.1(a)(i)(A) hereof until the aggregate of all Losses for which the Company is liable under such Section are in excess of $150,000 (the “Company Deductible”), at which time the Company shall be liable for the full amount of all Losses in excess of the Company Deductible and (ii) the Company’s aggregate liability for Losses covered under Section 8.1(a)(i)(A) and Section 8.1(a)(i)(D) shall not exceed the Company Purchase Price; provided that, for purposes of this Section 8.4(a), Losses shall be measured without giving effect to any standard of materiality, Material Adverse Effect or dollar threshold contained in the representations and warranties of the Company contained in Article V.  Notwithstanding the immediately preceding sentence, the Company shall be liable for the full amount of any and all Losses in respect of a breach of any of the representations and warranties contained in Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.3 (Capitalization), Section 5.4 (Officers and Directors), the last sentence of Section 5.7 (Indebtedness), the last sentence of Section 5.8 (Liens on Inventory), the last sentence of Section 5.9 (Liens on Accounts Receivable), the second sentence of Section 5.10(b) (title to Real Property), the second sentence of Section 5.10(c) (title to Personal Property), Section 5.15 (Environmental Matters), Section 5.17 (Taxes), Section 5.18 (Employee Benefits), or Section 5.25 (Brokers).

(b)                                 The Company shall not have any liability under Section 8.1(a)(i)(D) hereof until the aggregate of all Losses for which the Company is liable under such Section are in excess of $250,000 (the “EAW Deductible”), at which time the Company shall be liable for the full amount of all Losses in excess of the EAW Deductible.

(c)                                  Except as otherwise provided in this Section 8.4(c), (i) the Purchaser shall not have any liability under Section 8.2(a)(i)(A) hereof until the aggregate of all Losses for which the Purchaser is liable under such Section are in excess of $150,000 (the “Purchaser Deductible”), at which time the Purchaser shall be liable for the full amount of all Losses in excess of the Purchaser Deductible and (ii) the Purchaser’s aggregate liability for Losses covered under Section 8.2(a)(i)(A) shall not exceed the sum of the Company Purchase Price, the Mackie Purchase Price and the Sorenson Purchase Price.  Notwithstanding the immediately preceding sentence, the Purchaser shall be liable for the full amount of any and all Losses in respect of a breach of any of the representations and warranties contained in Section 2.2 (Authorization).

(d)                                 Except as otherwise provided in this Section 8.4(d), (i) the Mackie Sellers and the Sorenson Sellers, as applicable, shall not have any liability under Sections 8.3(a)(i)(A) and (b)(i)(A) hereof until the aggregate of all Losses for which the Mackie Sellers and the Sorenson Sellers, as applicable, are liable under such Sections are in excess of $150,000 (the “Mackie/Sorenson Deductible”), at which time the Mackie Sellers and the Sorenson Sellers, as applicable, shall be liable for the full amount of all Losses in excess of the Mackie/Sorenson Deductible and (ii) the Mackie Sellers’ and the Sorenson Sellers’ aggregate liability for Losses covered under Section 8.3(a)(i)(A) and (b)(i)(A) shall not exceed the Mackie Purchase Price or the Sorenson Purchase Price, as applicable.  Notwithstanding the immediately preceding sentence, the Mackie Sellers and the Sorenson Sellers, as applicable, shall be liable for the full amount of any and all Losses in respect of a breach of any of the representations and warranties contained in Section 4.1 (Title), Section 4.2 (Authorization) or Section 4.4 (Brokers).

(e)                                  Any amount payable pursuant to this Article VIII shall be reduced by any amounts when, as and if actually received by the indemnified party under insurance policies, less the present value of any reasonably anticipated increase in insurance premiums on account of such Losses; provided that, nothing in this Agreement shall require any indemnified party to file a claim with or otherwise seek insurance coverage for any Losses it may suffer and for which it is entitled to indemnification pursuant to this Article VIII.

(f)                                    The parties hereto agree that the remedies provided in this Article VIII are the exclusive remedies for any breach of any representation or warranty under this Agreement, other than with respect to any fraudulent act or omission by a party hereto.

8.5                                 Notice of and Defense Against Claims.

(a)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, send notice of the commencement thereof to the indemnifying party.  The failure of the indemnified party to give such notice shall not relieve the indemnifying party of its obligations under this Article VIII.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party in respect of such action for any legal or other expenses subsequently incurred by the indemnified party after the date such notice is given to such indemnified party in connection with the defense thereof.  The indemnified party, however, shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice.  In the event that the indemnifying party and the indemnified party are named parties in or are subject to such action and either such party determines based on the written advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such action, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf and in either such case the indemnifying party shall be required to pay any legal or other expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the indemnified party in such defense.  If the indemnifying party shall assume the defense of any such action, the indemnified party shall cooperate with it and the indemnifying party shall not, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action or claim.  Provided the proper notice has been duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, the indemnified party may respond to, contest and defend against such action and make in good faith any compromise or settlement with respect thereto and recover the entire cost and expense thereof, including, without limitation, reasonable attorneys’ fees and disbursements and all amounts paid or foregone as a result of such action or the settlement of compromise thereof from the indemnifying party.  The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

(b)                                 Any claim on account of any loss, liability, obligation, damage or expense referred to in Sections 8.1, 8.2 or 8.3 hereof which does not result from a third party claim shall be asserted by written notice (a “Claim Notice”) given by the indemnified party to the indemnifying party, which Claim Notice shall describe in reasonable detail the facts and circumstances on which the asserted claim for indemnification is based.  The indemnifying party shall have a period of thirty (30) days within which to respond thereto.  If the indemnifying party does not respond within such thirty (30) day period, the indemnifying party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim.  If the indemnifying party does respond within such thirty (30) day period and rejects such claim in whole or in part (a “Dispute Notice”), then the parties shall attempt, as quickly as practicable, to reach agreement with respect to the matters set forth in such Claim Notice; provided that, the indemnified party shall be free, following such attempt to reach agreement, to pursue such remedies as may be available to such party under applicable law.

(c)                                  Notwithstanding anything to the contrary set forth in this Agreement, from and after the time when the aggregate amount of claims paid or potentially payable by the indemnifying party under this Agreement, which are subject to the limitations set forth in Section 8.4 above, exceeds or could potentially exceed such limitation based upon claims paid and pending in accordance with this Agreement, the indemnified party shall have the right, at its own cost and expense, to jointly control the defense and settlement of any pending indemnification claims the liability for which could potentially result in the aggregate claims exceeding such limitation.  At such time as the aggregate amount of claims subject to such limitation which have been paid or settled (subject to being paid) exceeds such limitation, the indemnifying party shall no longer have the right to participate in the control or defense of such claims.

8.6                                 Satisfaction of Indemnification Obligations. All indemnification obligations of the Company may be satisfied, at the sole option of the Purchaser, either by (a) the delivery of cash, (b) the issuance to Purchaser of additional shares of Common Stock, valued at a price per share equal to $1.02 or (c) issuance of a promissory note by the Company (which such note shall contain such terms and provisions acceptable to the Purchaser in its sole discretion).

ARTICLE IX

TERMINATION

9.1                                 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Purchaser, the Company, the Mackie Sellers and the Sorenson Sellers.  This Agreement shall automatically terminate if the Closing Date has not occurred on or before February 7, 2003, unless such date is extended by written consent of the parties hereto.

9.2                                 Termination by the Purchaser. The Purchaser may terminate this Agreement by written notice to the Company, the Mackie Sellers and the Sorenson Sellers (a) at any time prior to the Closing Date if (i) a condition to the performance of the Purchaser set forth in Section 7.1 hereof shall not be fulfilled on or before the date specified for the fulfillment thereof, unless such failure is a result of acts or failures to act of the Purchaser or (ii) the Company and its Subsidiaries shall have suffered a Material Adverse Effect, (b) on or after January 23, 2003 if the Company, the Mackie Sellers and the Sorenson Sellers have not delivered the Schedules (as contemplated by Section 6.7) on or before January 22, 2003 or (c) on or before February 7, 2003 if the Purchaser determines in its sole discretion that the Schedules delivered by the Company, the Mackie Sellers and the Sorenson Sellers are unsatisfactory and so notifies the Company, the Mackie Sellers and the Sorenson Sellers.

9.3                                 Termination by the Company. The Company may terminate this Agreement by written notice to the Purchaser, the Mackie Sellers and the Sorenson Sellers at any time prior to the Closing Date if a condition to the performance of the Company set forth in Section 7.2 hereof shall not be fulfilled on or before the date specified for the fulfillment thereof, unless such failure is a result of acts or failures to act of the Company.

9.4                                 Effect of Termination. In the event of the termination and abandonment hereof prior to the Closing Date pursuant to the provisions of this Article IX, this Agreement shall become void and have no effect, and each party shall pay all of its own expenses incurred in connection herewith, without any liability on the part of any party or its partners, directors, officers, shareholders or Affiliates, except for the confidentiality obligations between the parties described in Section 10.3 hereof; provided, however, that if this Agreement is terminated and abandoned because any of the Purchaser, the Company, Mackie or Sorenson has defaulted under or breached this Agreement or any representation, warranty or covenant set forth in this Agreement, then the party so electing to terminate this Agreement shall be entitled to pursue, exercise and enforce any and all other remedies, rights, powers and privileges available to it at law or in equity.

ARTICLE X

MISCELLANEOUS

10.1                           Further Assurances. From and after the Closing Date, the parties hereto will, without further consideration, execute and deliver such further documents and instruments and take such other actions as may be necessary or desirable to carry our the purposes of the Agreement and perfect the transactions contemplated hereby.

10.2                           Publicity. Unless required by law (in which case each of the Purchaser and the Company agree to use reasonable best efforts to consult with the other party prior to any such disclosure as to the form and content of such disclosure), after the date hereof and through and including the Closing Date, no press releases, announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of each of the Purchaser and the Company.  After the Closing, the Purchaser and the Company may issue any such releases of information without the consent of any other party hereto.

10.3                           Confidentiality. Each party hereto agrees that it will, and will advise its officers, directors, shareholders, attorneys, accountants, consultants and agents to, keep confidential all non-public information concerning the others which it has learned in connection with the transactions contemplated by this Agreement.

10.4                           No Waiver. The failure of any of the Company, the Purchaser, the Mackie Sellers or the Sorenson Sellers to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

10.5                           Entire Agreement. This Agreement and the Exhibits and Schedules hereto and the documents, agreements and certificates delivered pursuant hereto constitute the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein and therein and supersede all previous agreements, writings, negotiations and commitments.

10.6                           Governing Law; Arbitration. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein. Each party to this Agreement:  (a) agrees that any legal action under this Agreement shall be brought in the courts of the State of Delaware or in the United States District Court located in the State of Delaware; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

(b)                                 Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof that cannot be settled by mutual agreement (except for actions by any party seeking equitable, injunctive or other relief) shall be finally settled by arbitration as follows:  Any party who is aggrieved shall deliver a notice to the other parties hereto setting forth the specific points in dispute.  Any points remaining in dispute 20 days after the giving of such notice shall be submitted to arbitration in Chicago, Illinois, to JAMS/Endispute, before a single arbitrator appointed in accordance with JAMS/Endispute’s Arbitration Rules, modified as expressly provided.  The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.  The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in a court in compliance with the provisions of clause (a) above.  Notwithstanding any other provision of this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys’ fees and expenses of the parties in proportion to the results of the arbitration.  In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne 50% by the Purchaser, on the one hand, and 50% by the Company, the Mackie Sellers or the Sorenson Sellers, as applicable, on the other hand, and each such party will bear the fees and expenses of its own attorneys.  The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award.  The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

10.7                           Assignment. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company, the Mackie Sellers or the Sorenson Sellers prior to or after the Closing without the prior written consent of the Purchaser.  The Purchaser may assign its rights and obligations hereunder (including its right to purchase the Shares), in whole or in part, to any of its Affiliates or co-investors without the consent of any of the other parties hereto.  In addition, the Purchaser may assign its rights and obligations pursuant to this Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of the Company or any of its Subsidiaries or their business in any form of transaction without the consent of any of the other parties hereto.  The Purchaser and, following the Closing, the Company and its Subsidiaries may assign any or all of their rights pursuant to this Agreement, including their rights to indemnification, to any of their lenders as collateral security.

10.8                           Fees and Expenses. Each party hereto will pay its own fees and expenses; provided that, if the transactions contemplated by this Agreement are consummated, the Company shall pay the fees and expenses (including, without limitation, the fees and expenses of legal, tax, accounting, financial and other advisors) incurred by the Purchaser in connection with the negotiation and preparation of this Agreement and the other agreements and documents contemplated hereby and the consummation and performance of the transactions contemplated hereby and thereby; provided further, if the transactions contemplated by this Agreement are consummated, the Company shall pay the fees and expenses (including, without limitation, the fees and expenses of legal, tax, accounting, financial and other advisors) incurred by the Mackie Sellers and the Sorenseon Sellers, but in each case not more than $5,000, in connection with the negotiation and preparation of this Agreement and the other agreements and documents contemplated hereby and the consummation and performance of the transactions contemplated hereby and thereby  In the event of any Proceeding between any of the parties hereto concerning this Agreement or the transactions contemplated hereby, the prevailing party in such Proceeding shall be entitled to reimbursement from the party opposing such prevailing party of all reasonable attorneys’ fees and costs incurred in connection with such Proceeding.

10.9                           Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only by the written consent of the Company and the Purchaser; provided that, any such amendment or waiver that affects the rights of the Mackie Sellers and the Sorenson Sellers, as applicable, shall only be effective with the written consent of the Mackie Sellers and the Sorenson Sellers, as applicable.  Any agreement on the part of a party to any amendment or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party.  Any such amendment or waiver shall not operate as amendment or waiver of any other condition or obligation.

10.10                     Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way be deemed to affect the meaning or interpretation of any of the terms or provisions hereof.

10.11                     Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow); (ii) one day after sent by reputable overnight express courier (charges prepaid), or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to the parties hereto shall be sent to the addresses indicated below:

In the case of the Company, to it at:

Mackie Designs Inc.

16220 Wood-Red Rd., N.E.

Woodinville, Washington 98072

Attn: Chief Executive Officer

Fax: (425) 483-1801

with copies (which shall not constitute notice) to:

Perkins Coie LLP

1201 Third Avenue

Suite 4800

Seattle, Washington 98101

Attn: Evelyn Cruz Sroufe

Fax: (206) 583-8500

Holland & Knight LLP

2600 Pike Tower

520 Pike St.

Seattle, Washington 98101

Attn: Stephen C. Ellis

Fax: (206) 623-4363

In the case of the Purchaser, to it at:

Sun Mackie, LLC

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 470

Boca Raton, Florida 33486

Attn: Marc J. Leder, Rodger R. Krouse and C. Deryl Couch

Fax: (561) 394-0540

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois 60601

Attn: Douglas C. Gessner

Fax: (312) 861-2200

In the case of any of the Mackie Sellers:

Gregory Mackie

8307 NE Juanita Drive

Kirkland, Washington 98034

In the case of any of the Sorenson Sellers:

C. Marcus Sorenson

11072 Noel St.

Los Alamitos, California 90720

with a copy (which shall not constitute notice) to:

Catanzarite Law Corporation

2331 West Lincoln Avenue

Anaheim, California 92801

Attn: Kenneth J. Catanzarite

Fax: (714) 520-0680

10.12                     Unenforceability, Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this

Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

10.13                     Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond or security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.14                     Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be deemed to be one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.

SUN MACKIE, LLC

By:	/s/ Jason H. Neimark
Name: Jason H. Neimark
Its: Vice President

MACKIE DESIGNS INC.

By:	/s/ Gregory W. Riker
Name: Gregory W. Riker
Its: Chairman

GREGORY C. MACKIE, individually

/s/ Gregory C. Mackie

CLAIR MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

NATHALIA MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

KATHLEEN STAPLES IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHRISTINE RADKE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHILDREN OF MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

SORENSON FAMILY TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of the 7th day of February, 2003, by and among SUN MACKIE, LLC, a Delaware limited liability company, MACKIE DESIGNS INC., a Washington corporation, GREGORY MACKIE, on behalf of himself and as sole trustee of the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust, the Christine Radke Irrevocable Trust, and the Kathleen Staples Irrevocable Trust, and C. MARCUS SORENSON and JUDITH B. SORENSON, as co-trustees of the Children of Mathew Adam Sorenson Irrevocable Trust, the Children of Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker Irrevocable Trust, the Mathew Adam Sorenson Irrevocable Trust, the Karen Marie Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust, and the Sorenson Family Trust.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Original Agreement.

WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement (the “Original Agreement”), dated as of January 16, 2003, pursuant to which the Purchaser has agreed to purchase certain shares of the Company’s Common Stock from the Company, the Mackie Sellers and the Sorenson Sellers; and

WHEREAS, the parties hereto now desire to make certain changes to the provisions of the Original Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Termination Date.  The reference to February 7, 2003 in Section 9.1 of the Original Agreement is hereby changed to February 14, 2003.

2.                                       Termination by Purchaser.  The reference to February 7, 2003 in Section 9.2 of the Original Agreement is hereby changed to February 14, 2003.

3.                                       Original Agreement.  The Original Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect after the date of this Amendment.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SUN MACKIE, LLC

By:	/s/ Jason H. Neimark
Name: Jason H. Neimark
Its: Vice President

MACKIE DESIGNS INC.

By:	/s/ Gregory Riker
Name:
Its:

GREGORY C. MACKIE, individually

/s/ Gregory C. Mackie

CLAIR MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

NATHALIA MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

KATHLEEN STAPLES IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHRISTINE RADKE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHILDREN OF MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

SORENSON FAMILY TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of the 13th day of February, 2003, by and among SUN MACKIE, LLC, a Delaware limited liability company, MACKIE DESIGNS INC., a Washington corporation, GREGORY MACKIE, on behalf of himself and as sole trustee of the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust, the Christine Radke Irrevocable Trust, and the Kathleen Staples Irrevocable Trust, and C. MARCUS SORENSON and JUDITH B. SORENSON, as co-trustees of the Children of Mathew Adam Sorenson Irrevocable Trust, the Children of Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker Irrevocable Trust, the Mathew Adam Sorenson Irrevocable Trust, the Karen Marie Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust, and the Sorenson Family Trust.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Original Agreement.

WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement (as amended by the terms of the First Amendment (as defined below), the “Original Agreement”), dated as of January 16, 2003, pursuant to which the Purchaser has agreed to purchase certain shares of the Company’s Common Stock from the Company, the Mackie Sellers and the Sorenson Sellers;

WHEREAS, the parties hereto are parties to that certain First Amendment to Stock Purchase Agreement (the “First Amendment”), dated as of February 7, 2003, pursuant to which the parties made certain amendments to the terms of the Purchase Agreement; and

WHEREAS, the parties hereto now desire to make certain changes to the provisions of the Original Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Termination Date.  The reference to February 14, 2003 in Section 9.1 of the Original Agreement is hereby changed to February 21, 2003.

2.                                       Termination by Purchaser.  The reference to February 14, 2003 in Section 9.2 of the Original Agreement is hereby changed to February 21, 2003.

3.                                       Original Agreement.  The Original Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect after the date of this Amendment.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SUN MACKIE, LLC

By:	/s/ Jason H. Neimark
Name: Jason H. Neimark
Its: Vice President

MACKIE DESIGNS INC.

By:	/s/ James T. Engen
Name: James T. Engen
Its: President & CEO

GREGORY C. MACKIE, individually

/s/ Gregory C. Mackie

CLAIR MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

NATHALIA MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

KATHLEEN STAPLES IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHRISTINE RADKE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHILDREN OF MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

SORENSON FAMILY TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of the 21st day of February, 2003, by and among SUN MACKIE, LLC, a Delaware limited liability company, MACKIE DESIGNS INC., a Washington corporation, GREGORY MACKIE, on behalf of himself and as sole trustee of the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust, the Christine Radke Irrevocable Trust, and the Kathleen Staples Irrevocable Trust, and C. MARCUS SORENSON and JUDITH B. SORENSON, as co-trustees of the Children of Mathew Adam Sorenson Irrevocable Trust, the Children of Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker Irrevocable Trust, the Mathew Adam Sorenson Irrevocable Trust, the Karen Marie Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust, and the Sorenson Family Trust.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Original Agreement.

WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement (as amended by the terms of the First Amendment (as defined below) and the Second Amendment (as defined below), the “Original Agreement”), dated as of January 16, 2003, pursuant to which the Purchaser has agreed to purchase certain shares of the Company’s Common Stock from the Company, the Mackie Sellers and the Sorenson Sellers;

WHEREAS, the parties hereto are parties to that certain First Amendment to Stock Purchase Agreement (the “First Amendment”), dated as of February 7, 2003, pursuant to which the parties made certain amendments to the terms of the Purchase Agreement;

WHEREAS, the parties hereto are parties to that certain Second Amendment to Stock Purchase Agreement (the “Second Amendment”), dated as of February 13, 2003, pursuant to which the parties made certain amendments to the terms of the Purchase Agreement; and

WHEREAS, the parties hereto now desire to make certain changes to the provisions of the Original Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Number of Company Shares.

(a)                                  The reference to 2,391,012 in the first WHEREAS clause of the preamble of the Original Agreement is hereby changed to 6,935,680.

(b)                                 The reference to 2,391,012 in Section 2.1(a) of the Original Agreement is hereby changed to 6,935,680.

(c)                                  The reference to $2.63 in Section 2.1(b) of the Original Agreement is hereby changed to “approximately $0.905838.”

(d)                                 The reference to sixty-six percent (66%) in Section 5.3(c) of the Original Agreement is hereby changed to seventy-four percent (74%) and the reference to fifty-two percent in Section 5.3(c) of the Original Agreement is hereby changed to sixty-one percent (61%).

(e)                                  The reference to $1.02 in Section 8.6(b) of the Original Agreement is hereby changed to $0.90.

2.                                       Original Agreement.  The Original Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect after the date of this Amendment.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SUN MACKIE, LLC

By:	/s/ Jason H. Neimark
Name: Jason H. Neimark
Its: Vice President

MACKIE DESIGNS INC.

By:	/s/ James T. Engen
Name: James T. Engen
Its: President & CEO

GREGORY C. MACKIE, individually

/s/ Gregory C. Mackie

CLAIR MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

NATHALIA MACKIE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

KATHLEEN STAPLES IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHRISTINE RADKE IRREVOCABLE TRUST

By:	/s/ Gregory C. Mackie
Name: Gregory C. Mackie
Its: Trustee

CHILDREN OF MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

CHILDREN OF KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

MATHEW ADAM SORENSON IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KAREN MARIE LOPEZ IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

KIMBERLY KAYE PARKER IRREVOCABLE TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee

SORENSON FAMILY TRUST

By:	/s/ C. Marcus Sorenson
Name: C. Marcus Sorenson
Its: Trustee

By:	/s/ Judith B. Sorenson
Name: Judith B. Sorenson
Its: Trustee